UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________________________________________________________________________________________________________

	Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IRHYTHM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 12, 2023

To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of iRhythm Technologies, Inc. (the “Annual Meeting”), which will be held virtually at www.virtualshareholdermeeting.com/IRTC2023 on Wednesday, May 24, 2023, at 9:00 a.m. Pacific Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore we have chosen this over an in-person meeting. This approach also lowers costs and enables participation from our global community. The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Annual Meeting materials include the Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.

Sincerely,
/s/ Quentin S. Blackford

Quentin S. Blackford
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, MAY 24, 2023. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.
2

IRHYTHM TECHNOLOGIES, INC.

699 8th Street, Suite 600
San Francisco, California 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, May 24, 2023, at 9:00 a.m. Pacific Time
Place:	Virtually at www.virtualshareholdermeeting.com/IRTC2023. There is no physical location for the Annual Meeting.
Items of Business:	1.Elect seven directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified.
2.Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.
3.Approve on a non-binding advisory basis, the compensation of our named executive officers.
4.Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date:	March 30, 2023, which we refer to as our Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and attendance of and voting at, the meeting and any adjournments thereof.
Participation in Annual Meeting:
We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/IRTC2023. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact. Please see “General Information About the Meeting” for additional information.
Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Information About Solicitation and Voting” beginning on page 12 of this Proxy Statement.

Voting:	Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at https://investors.irhythmtech.com or, if you are a registered holder, through our transfer agent, Equiniti Trust Company, through its website at www.shareowneronline.com or by phone at (800) 468-9716.

This Notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about April 12, 2023.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,
/s/ Quentin S. Blackford
Quentin S. Blackford
Chief Executive Officer
San Francisco, California
April 12, 2023

TABLE OF CONTENTS

	Page		Page
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2	PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
PROXY STATEMENT SUMMARY	3	PROPOSAL NO. 3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	35
Proposals to be Voted On and Board Voting Recommendations	3	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
Key Business Highlights	3	EXECUTIVE COMPENSATION	37
Compensation Highlights	6	Executive Officers	37
Corporate Governance Highlights	7	Compensation Discussion and Analysis	39
Board of Directors Highlights	8	Pay for Performance Philosophy	39
Environment, Social and Governance Highlights	10	Executive Compensation Philosophy	39
GENERAL INFORMATION ABOUT THE MEETING	12	Executive Compensation Policies and Practices	40
Purpose of the Annual Meeting	12	Governance and Executive Compensation Program	41
Record Date; Quorum	12	Market Comparators	43
Participating in the Annual Meeting	13	Individual Compensation Elements	44
Voting Rights; Required Vote	13	Benefits and Prerequisites	50
Recommendation of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting	14	Employment Arrangements	51
Abstentions and Withhold Votes; Broker Non-Votes	14	Executive Officer Employment Agreements	51
Voting Instructions; Voting of Proxies	15	Post-Employment Compensation Arrangements	52
Revocability of Proxies	15	Potential Payments Upon Termination or Change in Control	53
Expenses of Soliciting Proxies	16	Transition and Consulting Agreements with Mr. Devine	54
Voting Results	16	Other Compensation Policies and Practices	54
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE	16	CEO Pay Ratio	55
Corporate Governance Principles	16	Stockholder Advisory Vote on Named Executive Compensation	56
Board of Directors and Committee Self-Evaluations	17	Compensation and Human Capital Management Committee Report	56
Board Nomination Process	17	2022 Summary Compensation Table	57
Board Succession	18	2022 Grants of Plan-Based Awards Table	57
Independence of Directors	19	Outstanding Equity Awards at 2022 Fiscal Year-End	58
Board Leadership Structure	19	2022 Stock Vested Table	59
Presiding Director of Non-Employee Director Meetings	20	Pension Benefits and Nonqualified Deferred Compensation	60
Committee of Our Board of Directors	20	Tax and Accounting Considerations	60
Board and Committee Meetings and Attendance	20	Limitations on Liability and Indemnification Matters	60
Board Attendance at Annual Stockholders’ Meeting	21	Pay Versus Performance	61
Our Board of Directors’ Role in Risk Oversight	23	EQUITY COMPENSATION PLAN INFORMATION	66
Cybersecurity and Privacy Risk Oversight	23	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	66
Stockholder Engagement Process	24	ADDITIONAL INFORMATION	67
Communication with Directors	24	Stockholder Proposals to be Presented at Next Annual Meeting	67
Code of Business Conduct and Ethics	24	Available Information	67
ENVIRONMENT, SOCIAL AND GOVERNANCE	24	Electronic Delivery of Stockholder Communications	67
PROPOSAL NO. 1 ELECTION OF DIRECTORS	27	“Householding” — Stockholders Sharing the Same Last Name and Address	68
Nominees for Director	27	NON-GAAP FINANCIAL MEASURES	68
Non-Employee Director Equity Compensation	30	OTHER MATTERS	68
Non-Employee Director Compensation	31	Proxy Card	69

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement (“Proxy Statement”) includes forward-looking statements, which are all statements other than statements of historical facts. These statements include, but are not limited to, statements regarding our business, our business strategy and plans, our objectives and future operations and our social responsibility initiatives. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors. These risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2022, and our other U.S. Securities and Exchange Commission (“SEC”) filings, which are available on the Investor Relations page of our website at https:// investors.irhythmtech.com and on the SEC website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting.
Proposals to be Voted On and Board Voting Recommendations

PROPOSAL NO. 1	✓ BOARD’S RECOMMENDATION “FOR” this Proposal
ELECTION OF DIRECTORS
Our board is currently comprised of eight members, and after the board meeting the board will be comprised of seven members. In accordance with our amended and restated certificate of incorporation, beginning with our 2023 annual meeting, each member of our board of director shall be elected for terms expiring at the next succeeding annual meeting of the stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. We are asking our stockholders to elect seven of our directors for a one-year term expiring at the 2024 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors—Nominees to Our Board of Directors.”

PROPOSAL NO. 2	✓ BOARD’S RECOMMENDATION “FOR” this Proposal
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023. Information regarding fees paid to PricewaterhouseCoopers LLP during 2022 and 2021 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fees and Services.”

PROPOSAL NO. 3	✓ BOARD’S RECOMMENDATION “FOR” this Proposal
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers. Additional information about the advisory vote on the compensation of our named executive officers can be found under the section titled “Proposal No. 3 Advisory Vote on the Compensation of Our Named Executive Officers.”

Key Business Highlights
We are a leading digital healthcare company that is in the business of designing, developing, and commercializing device-based technology to provide remote cardiac monitoring services that we believe allow clinicians to diagnose certain arrhythmias quicker and with greater efficiency than other services that rely on traditional technology. Each of our Zio Systems combines a U.S. Food and Drug Administration (“FDA”)-cleared and CE-marked, wire-free, patch-based, 14-day wearable biosensor that continuously records electrocardiogram (“ ECG”) data with our proprietary cloud-based data analytic software to help physicians monitor patients and diagnose arrhythmias. We have provided the Zio Services to over six million patients and have collected over 1.5 billion hours of curated heartbeat data.
In 2022, we continued to see a significant growth in core business, and we believe that our ongoing accomplishments and investments will provide the foundation for sustained high growth over the long term. Over the past five years, our revenue CAGR grew over 30%, reflecting continued resilience in the midst of various micro- and macro-economic challenges. Our significant financial and operational highlights for 2022 included:
•Revenue of $410.9 million, a 27.3% increase compared to full year 2021;
•Gross margin of 68.5%, a 238 basis point increase compared to full year 2021;
•Net loss of $116.2 million, reflecting an increase of $14.8 million compared to full year 2021;
•Adjusted EBITDA of negative $11.3 million, reflecting a $24.4 million improvement compared to full year 2021;
•Strong cash balance of $213 million as of December 31, 2022;
•Centers of Medicare & Medicaid Services Medicare Physician Fee Schedule Final Rule released for 2023, which contained national rates for Current Procedural Terminology codes that we use to seek reimbursement for its Zio® XT service;
•Health economic analysis of our mSToPS trial showed that Zio® XT demonstrated gain in quality adjusted life expectancy while providing excellent value to healthcare systems by enabling early diagnosis after proactive screening for atrial fibrillation in an at-risk population;
•FDA clearance gained for software modifications to our clinically integrated Zio ECG Utilization Software ("ZEUS") System;
•First “Know Your Rhythm” commercial pilot term sheet signed; and
•Hired key executive leadership talent to advance our mission in the core symptomatic U.S. market and international expansion.
Key Financial Metrics
(1)     Adjusted EBITDA calculated as net loss or income excluding interest, taxes, depreciation and amortization, stock-based compensation expense, impairment and restructuring charges, and transformation costs. For further discussion refer to the section titled “Non-GAAP Financial Measures.”

We continue to create and build long-term value for our stockholders. The following depicts our relative Total Shareholder Return (“TSR”) for the one, three and five-year periods ending on December 31, 2022, compared to the S&P Healthcare Equipment Select Industry Index.

Compensation Highlights
iRhythm’s executive compensation programs and policies are designed to retain and motivate a strong, capable, and experienced executive team with the ability to execute on our strategic growth and expansion goals, while aligning compensation with business performance and the interests of our stockholders. Please see the section “Compensation Discussion and Analysis” below for a description of the key elements of our 2022 executive compensation program and the decisions of the Compensation and Human Capital Management Committee (also referred to as the “Committee”) for the following named executive officers (“NEOs”) during 2022:
•Quentin Blackford, President and Chief Executive Officer;
•Brice Bobzien, Chief Financial Officer;
•Douglas Devine, former Chief Operating Officer and former Chief Financial Officer;
•Patrick Murphy, Chief Business Officer and Chief Legal Officer;
•Chad Patterson, Chief Commercial Officer; and
•Minang Turakhia, M.D., M.S., Chief Medical Officer, Chief Scientific Officer and EVP, Product Innovation.

Leadership Changes in 2022
•On April 28, 2022, we announced that Minang Turakhia, M.D. M.S., planned to join the company as the Chief Medical Officer and Chief Scientific Officer on June 6, 2022, to drive continued innovation, lead research and evidence generation, and enhance and augment the portfolio of clinical products and services.
•On July 18, 2022, we announced that Mr. Dave Vort, our Chief Commercial Officer resigned effective July 25, 2022, and Mr. Vort continued to serve the company as a strategic advisor and actively engage with our leadership team through March 31, 2023.
•On July 18, 2022, we also announced that Mr. Chad Patterson planned to join the company as the new Chief Commercial Officer on July 25, 2022, to manage the company’s commercial strategy, operations and execution.
•On July 25, 2022, we announced that Mr. Brice Bobzien planned to join the company as the Chief Financial Officer on August 8, 2022, to lead all financial operations of the company as well as to advance the culture of operational excellence and prepare the company for future growth.

Corporate Governance Highlights

We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. Key elements of our independent board and leadership practices are outlined below, and discussed further in this proxy statement:

Independent Chairman of the Board
Abhijit Y. Talwalkar serves as the independent chairperson of our board of directors. Our board of directors believes that Mr. Talwalkar’s deep knowledge of our industry and experience in leadership roles at other technology companies make him well qualified to serve as chair of our board of directors.

Independent Board and Committee Oversight
Our Corporate Governance Guidelines provide that there will at all times be a majority of independent directors on our board of directors. A majority of our current directors are independent (six out of seven directors). Our independent directors conduct regular executive sessions.
All committees of the board of directors are composed of independent directors.

Board Diversity
In evaluating potential members of the board of directors, including directors who are eligible for re-election, our Nominating and Corporate Governance committee takes into account diversity including professional background, education, race, ethnicity, and gender.
The Nominating and Corporate Governance Committee, and any search firm it engages, will include women, minority and underrepresented community candidates in the pool of each director search.

Comprehensive Risk Oversight Practices and Review of Internal Controls
Our board of directors oversees our comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas. Our board of directors executes its oversight responsibility directly and through its committees, particularly the Audit Committee.

Environmental, Social and Governance Matters	Our Nominating and Corporate Governance committee oversees iRhythm’s strategies, activities, risks and opportunities related to ESG matters.
Robust Board Evaluation Process
Our board of directors and each of its committees conducts annual self-evaluations to assess performance. Such evaluations help inform board practices and assist the board of directors and its committees in identifying how it can improve.

Declassified Board of Directors	Beginning with this Annual Meeting, each member of our board of directors will serve a one-year term and be subject to re-election at the following year’s annual meeting.

Board of Directors Highlights
Our board of directors was composed of eight directors during 2022 and will be composed of seven members. Beginning with this Annual Meeting, all our directors will stand for election and the board of directors will no longer have three classes.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. At the 2023 annual meeting of our stockholders, all directors will stand for election and the Board of Directors will no longer have three classes.

2022 Director Board Composition and Diversity

Board Independence	Board Tenure	Age Mix
Independent Directors: 7 Non-Independent Directors: 1	Average Tenure: 4.3 Years 0-3 Years: 3 3-5 Years: 3 6+ Years: 2	Average Age: 63.4 40-49 Years: 1 50-59 Years: 2 60-69 Years: 3 70-79 Years: 1 80-89 Years: 1

See below for the diversity matrix of our board of directors as of April 12, 2023. The diversity matrix for our board of directors as of April 14, 2022 is available in our proxy statement for our 2022 annual meeting of stockholders, filed with the SEC on April 14, 2022:

37.5% Gender Diversity	25% Racial Diversity	50% Overall Diversity

	Female	Male
	Gender Identity
Directors	3	5
Demographic Background
Asian	1	1
White	1	4

Director Nominee Expertise, Skills, and Experience

Our director nominees possess relevant individual experiences, qualifications and skills that allow the board of directors to effectively oversee the company’s strategy and management. Our directors’ principal areas of expertise include:

Skill	Abhijit Y. Talwalkar (Chairman)	Quentin Blackford	Bruce G. Bodaken	Karen Ling	C. Noel Bairey Merz, M.D.	Mark J. Rubash	Ralph Snyderman, M.D.
Healthcare/Medical Device Industry		X	X	X	X	X	X
Technology and Data Security	X					X
Marketing & Commercial		X			X		X
Senior Leadership	X	X	X	X	X	X	X
Finance	X	X	X			X	X
Public Company Governance	X	X	X	X		X	X
Global Operations	X	X		X		X
Medical Experience					X		X
Regulatory & Compliance					X		X
Human Capital Management	X	X	X	X			X
Enterprise Risk Management	X	X	X			X
Environmental, Social & Governance	X		X	X		X

Skill Matrix - Definitions

Skill	Definition	Percentage of the Current Board with the Relevant Skill
Healthcare/Medical Device Industry	Management-level experience in an industry involving healthcare products or services, including medical devices and IDTF/MCT services.	75%
Technology and Data Security	Significant experience or expertise in the use and deployment of technologies to facilitate business objectives, including cybersecurity and data privacy.	38%
Marketing & Commercial	Significant strategic or management experience in the sales and marketing of medical devices and/or provision of services as an IDTF, and an understanding of the reimbursement environment in the United States and regions the Company has identified as potential areas for growth and expansion.	38%
Senior Leadership	Experience in a senior management position, preferably a C-level executive (i.e., chief executive officer, etc.), at a publicly traded or private company with global operations, or other large complex organization (such as government, academic institution or not-for-profit).	100%
Finance	Significant experience in senior management positions, preferably a C-level executive (i.e., chief executive officer, chief financial officer or chief accounting officer, etc.), requiring financial knowledge and analysis, including in accounting, corporate finance, treasury functions or risk management from a financial perspective.	75%
Public Company Governance	Experience in and understanding of the board of directors’ oversight and fiduciary responsibilities and other key corporate governance matters for public companies in the healthcare and/or medical device industry, including legal and regulatory obligations and risks.	75%
Global Operations	Significant strategic or management experience in an organization that operates internationally, especially on a broad basis and/or in the geographic regions the company has identified as potential areas for growth and expansion.	63%
Medical Experience	A medical degree and significant work experience as a cardiac EP or cardiologist or expertise with personalized health care.	25%
Regulatory and Compliance	Significant work experience with relevant regulatory requirements involving the development and distribution of medical devices or the development and provision of IDTF/MCT services.	25%
Human Capital Management	Significant work experience in senior management positions with responsibility for, or to oversee, the Human Resources function (i.e., Chief Human Resources Officer or Chief Executive Officer with a Chief Human Resources Officer as a direct report) for an organization that operates in the US and internationally, including responsibility for attracting, developing, motivating and retaining high-quality people, compensation, DE&I, and succession planning.	75%
Enterprise Risk Management	Experience overseeing corporate risk management process, including the effective identification, prioritization, and management of a broad spectrum of risks relevant to the company.	63%
Environmental, Social & Governance	Experience in environmental, social and broader governance matters to facilitate the long-term sustainability of the company’s business and enable the company to address the needs of various stakeholders.	38%

Environment, Social and Governance Highlights
We believe that effectively managing ESG risks and opportunities drives business success, and that when fully integrated into the business, ESG can provide a competitive advantage. In 2022, we set out on a journey to develop iRhythm’s approach to ESG by conducting an ESG Priority Assessment to identify the ESG priority topics that are important to internal and external stakeholders. We also began operationalizing ESG within the organization by forming an ESG Steering Committee and multiple ESG Working Groups, which focus on specific ESG substantive areas or work streams. In addition, in 2023, we established formal board oversight of ESG by revising the charters of two committees or our board of directors, including the Nominating and Corporate Governance Committee and the Compensation and Human Capital Management Committee. We continue to work as an organization to advance our strategic ESG roadmap by pursuing ESG work streams.
Our strategic ESG roadmap is by no means static, and as we move forward, we plan to regularly review and revisit our ESG priority topics, our ESG measures and initiatives, and any ESG goals so that we can dynamically support the success of our business by addressing those topics, that make our business more sustainable. We believe that advancing the interests of our stakeholders supports the sustainability and success of our business, and so as we implement our ESG program, we plan to regularly consult internal and external stakeholders to take into account the views and perspectives of those groups that are critical to our business and which we impact by virtue of operating our business, our employees, customers, suppliers, investors, communities and others.

IRHYTHM TECHNOLOGIES, INC.
699 8th Street, Suite 600
San Francisco, California 94103
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
April 12, 2023
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the board of directors of iRhythm Technologies, Inc. for use at our 2023 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/IRTC2023 on Wednesday, May 24, 2023, at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting (the “Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 12, 2023. Our Annual Report for the fiscal year ended December 31, 2022, is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
Internet Availability of Proxy Materials
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.
General Information About the Meeting
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any Internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact.
Record Date; Quorum
Only holders of record of our common stock at the close of business on March 30, 2023, (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 30,462,929 shares of common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 129,573 shares of common stock at the Annual Meeting, or approximately 0.43% of the voting power of the shares of our common stock outstanding on such date. For at least ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 699 8th Street, Suite 600, San Francisco, California 94103.

The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.proxyvote.com.
•You may log in to the meeting platform beginning at 8:45 a.m. Pacific Time on May 24, 2023. The meeting will begin promptly at 9:00 a.m. Pacific Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/IRTC2023.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/IRTC2023, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of iRhythm, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com.
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/IRTC2023. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the seven individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, will be obtained if the affirmative vote of a majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. Abstentions and broker non-votes are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained if the majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
Proposal No. 1	The election of the seven directors named in this Proxy Statement.	FOR ALL NOMINEES	27
Proposal No. 2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR	33
Proposal No. 3	The approval, on a non-binding advisory basis, of the compensation of our named executive officers.	FOR	35
None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal No. 3.
Abstentions and Withhold Votes; Broker Non-Votes
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions or withhold votes will have no effect on Proposal No. 1, Proposal No. 2, or Proposal No. 3.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it will have the same effect as an abstention. The other proposals presented at the Annual Meeting are non-routine matters and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on the other proposals.

Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail
You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IRTC2023. where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Pacific Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.	You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card.	You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.
Votes submitted by telephone or through the Internet must be received by 8:59 p.m. Pacific Time / 11:59 p.m. Eastern on May 23, 2023. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or through the Internet; or
•attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.
Corporate Governance Standards and Director Independence
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Principles
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the Company. Among other things, our Corporate Governance Guidelines provide:
•To satisfy their duty in overseeing company management and the ethical operation of the company, the directors will take a proactive, focused approach to their position, and set standards to ensure that the company is committed to business excellence, ethical and honest conduct, and highest levels of integrity.
•There will at all times be a majority of independent directors serving on the board of directors. Six out of seven of our directors at the time of the Annual Meeting are independent.
•The board of directors shall have responsibility for succession planning concerning the Chief Executive Officer, and the company’s named executive officers and the Compensation and Human Capital Management Committee shall plan for and conduct reviews with respect to succession planning for other key employees identified by the Chief Executive Officer.
•The Audit Committee, Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee must each be, and currently are, composed of a majority of independent directors.
•The Nominating and Corporate Governance Committee and the board of directors will evaluate each individual director or potential director in the context of the membership of the board of directors as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas.
Our Corporate Governance Guidelines are available without charge on the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com, by clicking “Governance Documents and Charters” in the “Governance” section of our website. Our Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.

Board of Directors and Committee Self-Evaluations
Throughout the year, our board of directors discusses corporate governance practices with management and third-party advisors to ensure that the board of directors and its committees follow practices that are optimal for the company and its stockholders. Based on an evaluation process established and implemented by our nominating and corporate governance committee pursuant to the committee’s authority set forth in its charter, the board of directors, each committee thereof and each director conduct an annual self-evaluation in order to determine whether the board of directors and its committees and directors are functioning effectively. The Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for this evaluation, as well as considering other corporate governance principles that may, from time to time, merit consideration by the board of directors.

The assessment of the board of directors is administered by the company’s Chief Legal Officer and Corporate Secretary and the chairman of the board of directors. Committee assessments are administered the company’s Chief Legal Officer and Corporate Secretary and the applicable chairperson of each committee.

The board of directors and committees assess on an annual basis several factors they believe to be essential in the effective performance of the board of directors and each committee, including:
•overall effectiveness of the board of directors and its committees, including in relation to progress in addressing the annual board or committee priorities;
•structure and composition of the board of directors and committees, including with respect to director independent, skills and diversity;
•effective oversight and risk management;
•sufficient and substantive communications between the board of directors and the company’s management;
•facilitation of board impact on stockholder value creation; and
•suggested improvements and best practices for the board of directors or committees.

To ensure candid feedback, directors submit their evaluation responses to an independent third party, who anonymizes all responses and compiles them into reports for the board of directors and committees. The Nominating and Corporate Governance Committee reviews evaluations of the board of directors, and each committee reviews its respective report. All evaluation responses are shared with the full board of directors.

Following the annual evaluation process, the board of directors and its committees assess the opportunities and suggestions provided in the feedback received and implement updates and changes as appropriate.

Board Nomination Process
The board of directors considers any nominations of director candidates validly made by shareholders in accordance with applicable laws, rules and regulations and the provisions of the company’s bylaws.

In accordance with the Nominating and Corporate Governance Charter, the Nominating and Corporate Governance Committee determines and make recommendations to the full board of directors for its approval, the desired qualifications, qualities, skills and other expertise required to be considered in selecting nominees for director, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the board of directors and skills that are complementary to the board of directors, an understanding of the company’s business, an understanding of the responsibilities that are required of a member of the board of directors, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, being a member of an underrepresented community, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors.

Further, the Nominating and Corporate Governance Committee searches for, identifies, evaluates and selects, or recommends for the selection by the board of directors, candidates to fill new positions or vacancies on the board of directors consistent with the company’s director criteria, as included in the Corporate Governance Guidelines, and reviews any candidates recommended by shareholders, provided such shareholder recommendations are made in compliance with the Corporation’s bylaws and its stockholder nominations and recommendations policies and procedures. The Nominating and Corporate Governance Committee shall select prospective members of the board of directors that are of high character and integrity. As stated in our Corporate Governance Guidelines, the composition of the board of directors should reflect a diversity of background and experience to best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment. Accordingly, the Nominating and Corporate Governance Committee, and any search firm it engages, will include women, minority and underrepresented community candidates in the pool of each director search.

Board Succession
The Nominating and Corporate Governance Committee evaluates the current size, composition, organization and governance of the board of directors and its committees, determines future requirements and makes recommendations to the board of directors for approval consistent with our director criteria.
As part of the refreshment process for the board of directors, the Nominating and Corporate Governance Committee evaluates the performance of individual members of the board of directors eligible for re-election, and selects, or recommends for the selection by the board of directors, the director nominees for election to the board of directors by the stockholders at the company’s annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected.
We also develop and review periodically the policies and procedures for considering stockholder nominees for election to the board of directors, and evaluate and recommend termination of membership of individual directors for cause or for other appropriate reasons.
The Nominating and Corporate Governance Committee does not have a written policy on the consideration of director candidates recommended by shareholders. It is the view of the board of directors that all candidates, whether recommended by a shareholder or the Nominating and Corporate Governance Committee, shall be evaluated based on the same established criteria for persons to be nominated for election to the board of directors and its committees. The established criteria for persons to be nominated for election to the board of directors and its committees, taking into account the composition of the board of directors as a whole, at a minimum, includes:
•character, professional ethics and integrity, judgment, and business acumen;
•proven achievement and competence in the candidate’s field;
•the ability to exercise sound business judgment;
•tenure on the board of directors and skills that are complementary to the board of directors;
•an understanding of the company’s business;
•an understanding of the responsibilities that are required of a member of the board of directors;
•other time commitments;
•diversity with respect to professional background, education, race, ethnicity, gender, being a member of an underrepresented community, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors; and
•for incumbent members of the Board, the past performance of the incumbent director.

In addition, the Nominating and Corporate Governance Committee and the board of directors consider a candidate’s experience in the healthcare industry and other relevant industries. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the board of directors with regard to these factors change from time to time to take into account changes in the company’s business and other trends, as well as the portfolio of skills and experience of current and prospective members of the board of directors. The Nominating and Corporate Governance Committee and the board of directors review and assess the continued relevance of and emphasis on these factors as part of the board of directors’ annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the board of directors’ goal of creating and sustaining a board of directors that can appropriately support and oversee the company’s activities.

Independence of Directors

The listing rules of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that independent directors constitute a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be an “independent director.” Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that each of our directors other than Mr. Blackford are “independent directors” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free, in accordance with our bylaws, to choose its chairperson in any way that it considers in the best interests of our company, and in making this determination, directors may take into consideration the interests of other stakeholders.

Currently, our board of directors believes that it should maintain flexibility to select the chairperson of our board of directors and adjust our board leadership structure from time to time.

Independent Chairperson of our Board	Chief Executive Officer
Abhijit Y. Talwalkar has served as the independent chairperson of our board of directors since May 2016.

Our board of directors believes that Mr. Talwalkar’s deep knowledge of our industry and experience in leadership roles at other technology companies make him well qualified to serve as chair of our board of directors.
Quentin Blackford has served our Chief Executive Officer since October 2021. As CEO, Mr. Blackford manages the business of the company and executes the strategy developed with our board of directors.

Our Corporate Governance Guidelines also provide that, when the board of directors does not have an independent chairperson, our board of directors will appoint a “lead independent director.” In the event a lead independent director is appointed, he or she will be responsible for calling separate meetings of the independent directors, serving as chairperson of meetings of independent directors, serving as the principal liaison between the chairperson of the board of directors and the independent directors, being available for consultation and direct communication with major stockholders as requested and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management directors or management to promote open and honest discussion. Our chairman, currently Mr. Talwalkar, is the presiding director at these meetings.

Committees of Our Board of Directors

Our board of directors has established an Audit committee, a Compensation Human Capital Management Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, in the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com, by clicking on “Governance Documents and Charters” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

COMMITTEE MEMBERSHIPS
Current Members	Audit Committee	Compensation and Human Capital Management Committee	Nominating and Corporate Governance Committee
Quentin Blackford
Abhijit Y. Talwalkar	●	●	●
C. Noel Bairey Merz, M.D.		●
Bruce G. Bodaken		●	○
Karen Ling		○
Mark J. Rubash	○		●
Ralph Snyderman, M.D.	●
Total Meetings Held in 2022	7	5	4
Average Meeting Attendance	100%	100%	100%
○ Chair ● Member

Board and Committee Meetings and Attendance

Our board of directors and its committees meet regularly throughout the year; they also hold special meetings and act by written consent from time to time. During fiscal 2022, our board of directors met four times, the Audit Committee met seven times, the Compensation and Human Capital Management Committee met five times, and the Nominating and Corporate Governance Committee met four times. During fiscal 2022, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Six of eight of our then-current directors attended the 2022 annual meeting of stockholders.
Audit Committee
Following our Annual Report, our Audit Committee is composed of Mark J. Rubash and Ralph Snyderman, M.D. and Abhijit Y. Talwalkar. Mr. Rubash is the chair of our Audit Committee. Ms. Budig is currently on the Audit Committee but will not stand for reelection at the Annual Meeting. The members of our Audit Committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of our audit committee is financially proficient. In addition, our board of directors has determined that Mr. Rubash is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on other members of our Audit committee and our board of directors.
Our Audit Committee is responsible for, among other things, overseeing:
•our accounting and financial reporting processes and internal controls over financial reporting, as well as the audit and integrity of our financial statements;
•the qualifications, independence and performance of our registered public accounting firm;
•the design, implementation and performance of our internal audit function, if any;
•our compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements);
•all matters related to the security of and risks related to computerized information and technology systems across our company, as well as by product and/or service (including privacy, data security, and cybersecurity matters); and
•risk assessment and risk management program, policies and procedures.
As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, management identified multiple deficiencies that constitute a material weakness, in the aggregate, related to the number of professionals at the company with an appropriate level of accounting and internal control knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. The material weakness resulted in the misstatement of our prior financial statements for the years ended December 31, 2017 and 2018, respectively, and each interim period therein, as well as for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019. Our Audit Committee was fully engaged and supportive of management’s efforts to remediate the material weakness and has reviewed and discussed remediation during the audit committee’s standing meetings held in fiscal 2022.
Compensation and Human Capital Management Committee
Our Compensation and Human Capital Management Committee is composed of Bruce G. Bodaken, Karen Ling, C. Noel Bairey Merz, M.D. and Abhijit Y. Talwalkar. Ms. Ling is the chair of our Compensation and Human Capital Management Committee. The members of our Compensation and Human Capital Management Committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our Compensation and Human Capital Management committee is responsible for, among other things:

•providing oversight of our compensation policies, plans and benefits programs and overall compensation philosophy;
•overseeing our strategies and policies related to the management of human capital;
•discharging the board of directors’ responsibilities relating to (1) review and recommendations to the board of directors regarding the compensation of our Chief Executive Officer and the non-employee directors and (2) the evaluation and approval of compensation of the other individuals who are deemed to be “officers” under Rule 16a-1(f) promulgated under the Exchange Act, or the executive officers; and
•administering our cash- and equity-based compensation plans for our directors, executive officers, and employees and granting equity awards pursuant to plans approved by our stockholders or outside of such plans.

Our board of directors has also established an equity award grant committee that is composed of Mr. Blackford, Mr. Bobzien and Ms. Fernandez to make ordinary course equity awards grants to employees that are not our executive officers or non-employee directors, subject to certain limitations on the equity grant amounts per grantee and aggregate grant amounts.
Compensation and Human Capital Management Committee Interlocks and Insider Participation
The members of our Compensation and Human Capital Management committee during the year ended December 31, 2022 included Mr. Bodaken, Ms. Ling, Dr. Bairey Merz and Mr. Talwalkar. None of the members of the Compensation and Human Capital Management Committee in fiscal 2022 was at any time during fiscal 2022 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal 2022, none of our executive officers served as a member of our board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or Compensation and Human Capital Management committee.
Nominating and Corporate Governance Committee
Our nominating and Corporate Governance Committee is composed of Bruce G. Bodaken, Mark J. Rubash and Abhijit Y. Talwalkar. Mr. Bodaken is the chair of our Nominating and Corporate Governance Committee. The members of our Nominating and Corporate Governance Committee meet the independence requirements under Nasdaq and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•assisting the board of directors in identifying, considering and recommending candidates for membership on the board of directors;
•recommending members for each committee of the board of directors;
•developing and maintaining corporate governance policies applicable to the company, and any related matters required by applicable securities laws;
•overseeing the evaluation of the board of directors;
•advising the board of directors on corporate governance matters;
•overseeing our strategies, activities, risks and opportunities related to ESG matters; and
•reviewing and monitoring key public policy trends, issues, regulatory matters and other concerns that may affect the company.
Special Committee
Our special committee consists of Bruce G. Bodaken, Mark J. Rubash and Abhijit Y. Talwalkar. Mr. Talwalkar is the chair of our special committee. Our special committee is responsible for, among other things:
•overseeing investigations conducted by regulatory authorities and administrative proceedings or court actions related thereto;
•coordinating with management and outside legal counsel on litigation matters brought against us, including securities class action lawsuits;

•monitoring actions related to the FDA, Center for Medicare and Medicaid Services, Medicare Administrative Contractor, and other reimbursement activities; and
•reviewing employment matters including violations of our Code of Business Conduct and Ethics.

Our Board of Directors’ Role in Risk Oversight
Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks.

THE BOARD
Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, as well as reports from other third-party experts from time to time, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

AUDIT COMMITTEE
Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management. Our Audit Committee reviews our major financial and enterprise risk exposures, including technology, privacy, cybersecurity and other information technology risks, among other things, discusses with management, our independent auditor and our internal auditor guidelines and policies with respect to risk assessment and risk management.

COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE	GOVERNANCE COMMITTEE
Our Compensation and Human Capital Management Committee evaluates our major compensation-related risk exposure and the steps management has taken to monitor or mitigate such exposures.	Our Nominating and Corporate Governance Committee assesses risks relating to ESG matters.

We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach. Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus.
Cybersecurity and Privacy Risk Oversight
We understand that our customers, patients, and stakeholders entrust us with sensitive data including Protected Health Information (“PHI”), and we take this responsibility seriously. We also recognize that the cyber security threat landscape continues to evolve, and we are committed to continually investing in and prioritizing the protection of our systems and data.
Our board of directors is responsible for overseeing the cyber security program and has delegated all matters related to the security of and risks related to computerized information and technology systems across the company as well as by product (including privacy, data security, and cybersecurity matters) to the Audit Committee.
At the management level, the Information Technology department is responsible for cybersecurity program and the Risk department is responsible for the privacy program.

At iRhythm, we take a holistic approach to cybersecurity that aligns with leading frameworks such as the National Institute of Standards and Technology’s (“NIST”) Cyber Security Framework and the Health Insurance Portability and Accountability Act of 1996 (“ HIPAA”) Security Rule focusing on both the technology environment and our people. iRhythm holds both a SOC 2 Type II and SOC 3 Type II certification for its Zio Services, which encompasses security, confidentiality, availability, and privacy. iRhythm has also received the NIST Federal Information Processing Standard (FIPS)140-2 validation for data encryption, which achieves an added level of security. Our security and privacy stance also meets the Cyber Essentials, and Data Security & Protection Toolkit (DSPT) accreditations in the United Kingdom.
We have established policies to govern the security of our systems and the protection of customer and patient data. These include regular system updates and patches, employee training on cybersecurity and HIPAA best practices, incident reporting, and the use of encryption to secure sensitive information. In addition, we also regularly perform phishing tests of our employees and update our training plan at least annually.
We provide annual privacy and security training for all employees. Our security training incorporates awareness of cyber threats (including malware, ransomware and social engineering attacks), password hygiene, incident reporting process, as well as physical security best practices. Privacy training addresses the data protection and privacy responsibilities which apply to iRhythm, including HIPAA, the UK General Data Protection Regulation (“GDPR”), European Union GDPR, and the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act.
Stockholder Engagement Process
The company regularly engages with stockholders to better understand their perspectives. During fiscal 2022, we held discussions with many of our largest stockholders during scheduled events, including our 2022 annual meeting of stockholders and annual investor day, as well as in regularly held private meetings throughout the year.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson) may do so in writing, delivered to the Corporate Secretary by registered or overnight mail at our principal executive office.
All communications are reviewed by the Corporate Secretary, in consultation with appropriate directors, as necessary, and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:

iRhythm Technologies, Inc.
c/o Corporate Secretary Legal Department
699 8th Street, Suite 600
San Francisco, California 94103

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com under “Governance Documents and Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Environment, Social and Governance
iRhythm’s Approach to Environment, Social and Governance (“ESG”) Matters
At iRhythm, we believe that effectively managing ESG risks and opportunities drives business success, and that when fully integrated into the business, ESG can provide a competitive advantage. In 2022, we further developed iRhythm’s approach to ESG by (i) conducting an ESG Priority Assessment to identify the ESG priority topics that are important to internal and external stakeholders and (ii) operationalizing ESG within the organization by forming an ESG Steering Committee and multiple ESG Working Groups focusing on specific ESG substantive areas or work streams. In addition, in 2023, we established formal board oversight of ESG by revising the charters of two committees of the board of directors—the Nominating and Corporate Governance Committee and the Compensation and Human Capital Management Committee. We continue to work as an organization to advance our strategic ESG roadmap by pursuing key ESG work streams.
ESG Oversight
Given the importance of ESG to the long-term success of our business, our board of directors and its committees play a critical role in overseeing ESG matters.
Board of Directors
Our board of directors is responsible for (i) oversight of ESG risks and opportunities and (ii) the integration of ESG into strategy, to the extent material to the business.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee oversees our strategies, activities, risks and opportunities related to ESG matters. The Nominating and Corporate Governance Committee has the following responsibilities with respect to ESG:
•Oversee and evaluate ESG risks, opportunities, policies, strategies, programs and our performance related to ESG matters.
•Review our ESG priority assessments and ESG reports and ensure that reporting with respect to both voluntary and involuntary ESG disclosures reflects our ESG priorities.
•Review and evaluate our goals with respect to ESG matters and monitor progress against these goals.
•Report to the board of directors for discussion, at least annually, ESG matters that may affect our business, operations and performance, including our strategies, initiatives, policies and performance metrics with respect to ESG matters.
•Coordinate with the Audit Committee to oversee our reporting standards with respect to ESG matters and ensure compliance with legal and regulatory requirements, as and when appropriate.
•Oversee our engagement with relevant stakeholders on ESG matters, which may include customers, employees and community representatives, in addition to stockholders.

Compensation and Human Capital Management Committee

The Compensation and Human Capital Management Committee oversees our human capital management function. The Compensation and Human Capital Management Committee has the following responsibilities with respect to ESG:

•Periodically discuss with management the implementation and effectiveness of our policies, strategies, programs and practices relating to its human capital management function, including but not limited to those relating to talent recruiting, development, progression and retention, diversity, equity and inclusion, culture, human health and safety and total rewards.

•Periodically review and assess any human capital measures or objectives that we focus on in managing the business or are required to be disclosed by the SEC. Review and discuss annually with management the risks arising from iRhythm’s human capital management function, review the relationship between risk management policies and human capital management and evaluate policies and practices that could mitigate such risks.

Audit Committee
The Audit Committee reviews and discusses with management, our independent auditor and our internal auditor, our major financial and information technology risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee also, at least annually, updates the board of directors information technology cybersecurity control environment.
The Audit Committee also oversees our business continuity and disaster preparedness planning.
ESG Steering Committee
The purpose of the ESG Steering Committee is to (i) establish programs, policies and practices relating to ESG matters and (ii) assist the Nominating and Corporate Governance Committee in fulfilling its oversight responsibilities with respect to ESG matters. The ESG Steering Committee is chaired by our Chief Risk Officer, who is the executive leader with oversight of ESG, enterprise risk management, and diversity, equity and inclusion.
ESG Working Groups
We have established four ESG Working Groups: (i) Climate and Environmental Sustainability, (ii) Human Capital Management, (iii) Human Rights and (iv) Legal, Risk and Disclosure. Our ESG Working Groups are responsible for tactically advancing the ESG workstreams in our strategic ESG roadmap.

ESG Priority Topics
In 2022, we conducted our first ESG Priority Assessment, one of the resources that guides our overall ESG strategy. The ESG Priority Assessment was designed to identify the environmental, social and governance topics with the greatest impact on our business strategy, operations and value creation. Through this process, we identified a list of 33 relevant ESG issues and opportunities that were consolidated into 12 ESG topics using the outputs from our business analysis, peer benchmarking and review of stockholder priorities. To prioritize the 12 ESG topics and conduct an inventory of recently completed and ongoing workstreams, we engaged with members of our leadership team and internal technical specialists closest to the relevant issues and opportunities. Using questionnaires and targeted interviews, we collected data on the relative importance of the ESG topics and their potential impacts on our business and success. ESG priority topics identified included the following:
Access and Affordability
Access and affordability are high priority ESG topics for the life sciences industry. As a leading digital healthcare company, our vision is to provide better health for all, and we work to ensure fair pricing practices given our customer base while we find and realize new opportunities associated with expanded access to health care. We aim to provide the best clinical care to the patient, irrespective of their ability to pay. We are dedicated to helping patients get the care they need and have demonstrated a commitment to providing financial support for those patients who need it.
Human Capital Management and Diversity, Equity and Inclusion
At iRhythm, the growth and success of our employees is a top priority, as it impacts our performance as a digital healthcare company and our ability to redefine the way cardiac arrhythmias are clinically diagnosed. We are committed to an inclusive and representative culture. We recognize, celebrate and leverage a diversity of ideas, skills and experiences, and this approach defines how we build our teams, cultivate leaders, and create an inclusive environment where each employee can bring their full self to work.

Product Development and Safety
The safe and effective treatment of patients is crucial to the success of the company. Our quality management system is designed to ensure best practice in safety and quality and is certified to ISO 13485. Additionally, we have earned The Joint Commission’s Gold Seal of Approval® for Ambulatory Health Care Accreditation by demonstrating continuous compliance with its nationally recognized standards. The Gold Seal of Approval® is a symbol of quality that reflects an organization’s commitment to providing safe and effective patient care.
Sustainability
We recognize that environmental sustainability is integral to producing world-class products, and we see environmental sustainability and efficiency as important sources of value creation at iRhythm. Having a strong sustainability program in place is important to meet the growing expectations of our stakeholders, including patients, providers and stockholders. And we see our sustainability strategy as a key cost saving initiative, where reductions in the amount of materials used in our products, improvements in the energy efficiency of our products and expanding circularity measures at the end of our product lifecycle help to improve our bottom line. Our sustainability strategy covers our own operational footprint, including our limited use of energy and water, efforts to minimize the amount of waste generated and managing climate-related risks and greenhouse gas emissions. As the leading provider of single-use cardiac diagnostic devices, our sustainability strategy also includes efforts to minimize the environmental impact of our products.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our board of directors will be composed of seven members. At the Annual Meeting, each of our director nominees will be elected for a one-year term. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.
Nominees for Director

Name of Director	Age	Position	Director Since
Quentin Blackford	44	Chief Executive Officer and Director	October 2021
Abhijit Y. Talwalkar	58	Chairman of the Board	May 2016
Cathleen Noel Bairey Merz, M.D.	66	Director	April 2018
Bruce G. Bodaken	71	Director	July 2017
Karen Ling	59	Director	November 2021
Mark J. Rubash	65	Director	March 2016
Ralph Snyderman, M.D.	82	Director	July 2017

Quentin S. Blackford has served as our President and Chief Executive Officer since October 2021. From September 2017 to September 2021, Mr. Blackford, held various roles, the most recent one as the Chief Operating Officer at Dexcom Inc., a company that develops, manufactures, produces, and distributes continuous glucose monitoring systems for diabetes management. From February 2009 to September 2017, Mr. Blackford was the Chief Financial Officer at Nuvasive Inc., a medical device company for minimally invasive spine surgery. From June 1999 to September 2009, Mr. Blackford was the Director of Finance and Controller of the Dental Division at Zimmer Holdings, Inc., a medical device company. Mr. Blackford has served as an independent member of the Board of Directors of Alphatec Holdings, Inc. since October 2017 and Paragon 28, Inc. since August 2022. He is a Certified Public Accountant (inactive) and received dual B.S. degrees in Accounting and Business Administration from Grace College.
We believe Mr. Blackford is qualified to serve on our board of directors due to his experience gained from serving as our Chief Executive Officer, combined with his previous training and qualifications and the skills and experience he has developed during his extensive career in the medical devices industry.
Abhijit Y. Talwalkar has served as a member and Chairman of our board of directors since May 2016. Mr. Talwalkar served as President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, from May 2005 to May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation and held a number of senior management positions, including Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications business, and Vice President and General Manager for the Intel Enterprise Platform Group. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer, Bipolar Integrated Technology, Inc., a VLSI bipolar semiconductor company, and Lattice Semiconductor Inc., a service-driven developer of programmable design solutions. Mr. Talwalkar has served on the board of directors for Advanced Micro Devices, a leading provider of high-performance computing, graphics and visualization solutions since August 2017. Since March 2017, Mr. Talwalkar has served as a member of the board of directors of TE Connectivity Ltd. and previously served as an advisor to the board of directors from August 2016 to March 2017. Since 2011, Mr. Talwalkar has served on the board of directors of Lam Research Corporation and has previously served as a member of the board of directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association from May 2005 to May 2014. He has served as the Chairman of the Bay Area chapter of the nationwide non-profit organization Friends of the Children since January 2015. He holds a B.S. in Electrical Engineering from Oregon State University.
We believe that Mr. Talwalkar is qualified to serve as Chairman of our board of directors because of his experience in leadership roles at major technology companies and his years of experience serving on public company boards of directors.
Cathleen Noel Bairey Merz, M.D. has served as a member of our board of directors since April 2018. Dr. Bairey Merz has been the Medical Director of the Preventive and Rehabilitative Center at the Cedars-Sinai Medical Center in Los Angeles, California since 1991. She also has been the Medical Director and Endowed Chair of the Barbra Streisand Women’s Heart Center at the Smidt Heart Institute at Cedars-Sinai since 2001, and a Professor of Medicine at Cedars-Sinai Medical Center and the David Geffen School of Medicine at the University of California at Los Angeles. From 2005 to 2009, she served on the Scientific Advisory Board of CV Therapeutics, Inc, a biopharmaceutical company. She also has extensive experience on non-profit boards, councils and guideline panels, including the American College of Cardiology, the American Heart Association and the National Heart, Lung, and Blood Institute. Since 2016, Dr. Bairey Merz has served on multiple editorial boards, including for the Journal of the American College of Cardiology, Circulation, and European Heart Journal. Dr. Bairey Merz holds a B.A. (Honors) in Biological Sciences from the University of Chicago and a M.D. (Honors) from Harvard Medical School. She completed her training in Internal Medicine at the University of California, San Francisco, and Cardiology at Cedars-Sinai Medical Center.
We believe that Dr. Bairey Merz is qualified to serve as a member of our board of directors because of her extensive medical training and her leadership experience with for-profit and non-profit organizations.

Bruce G. Bodaken has served as a member of our board of directors since July 2017. Mr. Bodaken previously served as Chairman and Chief Executive Officer of Blue Shield of California, where he was responsible for strategy and management of California’s third largest insurer. He served as Blue Shield of California’s President and Chief Operating Officer from January 1996 to December 2000. Mr. Bodaken was previously a member of the faculty of the University of California, Berkeley in the Department of Public Health, and a visiting fellow at the Brookings Institution, focused on value-based care. Mr. Bodaken has served on the board of directors of Rite Aid Corporation since May 2013. Mr. Bodaken holds a B.A. in Philosophy from Colorado State University and a M.A. in Philosophy from the University of Colorado.
We believe that Mr. Bodaken is qualified to serve as a member of our board of directors because of his extensive business and leadership experience in the healthcare industry.
Karen Ling has served as a member of our board of directors since November 2021. From July 2019 to May 2021, Ms. Ling was the Executive Vice President and Chief Human Resources Officer for American International Group, Inc. In this role, Ms. Ling oversaw all aspects of human capital management, including talent acquisition, training, development, compensation and benefits, and diversity and inclusion. From March 2015 to July 2019, Ms. Ling was the Executive Vice President and Chief Human Resources Officer at Allergan plc., a pharmaceutical company. There, Ms. Ling developed and oversaw a global human resources strategy. From January 2014 to March 2015, Ms. Ling was the Senior Vice President and Chief Human Resources Officer at Forest Laboratories, Inc. and then Actavis plc., prior to its acquisition of Allergan plc. Previously, Ms. Ling was global Senior Vice President, Human Resources for Merck & Co., Inc.’s Global Human Health and Consumer Care business. Prior to Merck, she was Group Vice President, Global Compensation & Benefits at Schering-Plough. Ms. Ling also spent 14 years at Wyeth in various positions of increasing responsibility, developing human resources strategies for business units and working in Wyeth’s Labor & Employment department. She has also served as a member of the board of directors of Mallinckrodt PLC since August 2022, and a member of the Advisory Committee of Galderma SA since March 2022. Ms. Ling has a B.A. in Economics from Yale University and a Juris Doctor from Boston University School of Law.
We believe that Ms. Ling is qualified to serve as a member of our board of directors because of her extensive business and leadership experience in the healthcare industry.
Mark J. Rubash has served as a member of our board of directors since March 2016. Most recently, from December 2016 to September 2018, Mr. Rubash served as a Strategic Advisor to Eventbrite, Inc., a publicly held e-commerce company, where he previously served as the Chief Financial Officer from June 2013 to November 2016. Prior to Eventbrite, Mr. Rubash was the Chief Financial Officer at HeartFlow, Inc., a privately held medical device company, which he joined in March 2012, and at Shutterfly, Inc., a publicly held e-commerce company, which he joined in November 2007. Mr. Rubash was also the Chief Financial Officer of Deem, Inc. (formerly, Rearden Commerce), a privately held e-commerce company, from August 2007 to November 2007. From February 2007 to August 2007, Mr. Rubash was a Senior Vice President at Yahoo! Inc. and he held various senior finance positions at eBay Inc. from February 2001 to July 2005. Prior to that, Mr. Rubash was an audit partner at PricewaterhouseCoopers LLP, where he was most recently the Global Leader for their Internet Industry Practice and Managing Partner for their Silicon Valley Software Industry Practice. Mr. Rubash has served as a member of the board of directors and Chairman of the audit committee of Intuitive Surgical, Inc., a medical device company, since October 2007, as Chairman of the Intuitive Foundation, a not-for-profit organization since August 2018, as a member of the board of directors and Chairman of the audit committee of Line 6, Inc., a music technology company, from April 2007 to January 2014, as a member of the board of directors and audit committee of IronPlanet, Inc., a privately held e-commerce platform company for used heavy equipment, from March 2010 to May 2017, and as Chairman of IronPlanet’s audit committee from October 2015 to May 2017, and as a member of the board of directors of Minted Inc., a privately-held e-commerce company since June 2022. Mr. Rubash received his B.S. in Accounting from California State University, Sacramento.
We believe that Mr. Rubash is qualified to serve as a member of our board of directors because of his financial expertise and his experience with private and public company financial accounting matters and risk management.

Ralph Snyderman, M.D. has served as a member of our board of directors since July 2017. Dr. Snyderman is Chancellor Emeritus, James B. Duke Professor of Medicine, and Director of the Center for Research on Personalized Health Care at Duke University. From 1989 to 2004, he served as Chancellor for Health Affairs at Duke and was the founding Chief Executive Officer and President of the Duke University Health System. From 2006 to 2009, he was a venture partner of New Enterprise Associates, a venture capital firm. Dr. Snyderman currently serves on the board of directors of each of DNAnexus, Inc. and ZealCare, Inc., as well as several not-for-profit boards, including the Whole Health Institute. He previously served on the board of directors of each of CareDx, Inc., The Procter and Gamble Company, Pharmaceutical Product Development, LLC, Liquidia Technologies, Inc., Targacept, Inc., Trevena, Inc., and Press Ganey Associates, Inc. Dr. Snyderman is a member of the Association of American Physicians, where he served as President from 2003 to 2004, the Association of American Medical Colleges, where he served as Chair from 2001 to 2002, the National Academy of Medicine and the American Academy of Arts & Sciences. Dr. Snyderman holds a B.S. in Pre-Medical Studies from Washington College and an M.D. from the State University of New York, Downstate Medical Center. He completed his internship and residency in Medicine at Duke University.
We believe that Dr. Snyderman is qualified to serve as a member of our board of directors because of his extensive experience serving on the boards of directors of public and private companies and his deep knowledge of the healthcare industry.

Vote Required
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Cathleen Noel Bairey Merz, M.D., Bruce G. Bodaken, Mark J. Rubash, Ralph Snyderman, M.D. and Abhijit Y. Talwalkar. We expect that each of Cathleen Noel Bairey Merz, M.D., Bruce G. Bodaken, Mark J. Rubash, Ralph Snyderman, M.D. and Abhijit Y. Talwalkar will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
The election of directors requires a plurality of the votes cast by the holders of the shares of our common stock present virtually or represented by proxy at the virtual Annual Meeting and entitled to vote thereon, which means that the seven individuals nominated for election to our board of directors receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL”
NOMINEES IN THE ELECTION OF SEVEN DIRECTORS

Non-Employee Director Equity Compensation
Our compensation and human capital management committee, after considering the information, analysis, and recommendation provided by our independent compensation consultant engaged at the time of such consideration and decision, Compensia, Inc. (“Compensia”), including data regarding compensation paid to non-employee directors by companies in our compensation peer group, evaluates the appropriate level and form of compensation for non-employee members of our board of directors and recommends changes to our board of directors when appropriate. The compensation of our non-employee directors is described below. We do not pay management directors for service on our board of directors.
Cash Compensation. All non-employee directors are entitled to receive the following cash compensation for their services:
•$45,000 per year for service as member of the board of directors;
•$50,000 per year additionally for service as a chair of the board of directors;
•$20,000 per year additionally for service as chair of the audit committee;
•$10,000 per year additionally for service as an audit committee member;
•$15,000 per year additionally for service as chair of the compensation and human capital management committee;
•$7,500 per year additionally for service as a compensation and human capital management committee member;

•$10,000 per year additionally for service as chair of the nominating and corporate governance committee; and
•$5,000 per year additionally for service as a nominating and corporate governance committee member.
All cash payments to non-employee directors were paid quarterly in arrears on a prorated basis.
Equity Compensation. Non discretionary, automatic grants of restricted stock units are made to our non-employee directors.
•Initial Grant. Each person who first becomes a non-employee director has been granted restricted stock units having a grant date fair value equal to $300,000 (the “Initial Award”) on the date of the first meeting of our board of directors or compensation and human capital management committee occurring on or after the date on which the individual first became a non-employee director. The shares underlying the Initial Award will vest as to one third of the shares subject to such Initial Award on each yearly anniversary of the commencement of the non-employee director’s service as a director, subject to the continued service as a director through the applicable vesting date.
•Annual Grant. On the date of each annual stockholder’s meeting, each non-employee director was granted restricted stock units having a grant date fair value equal to $150,000 (the “Annual Award”). The shares underlying the Annual Award will vest and become exercisable on the one-year anniversary of the date of grant.
Any award granted under our outside director compensation policy will fully vest and become exercisable in the event of a change in control (as defined in our 2016 Equity Incentive Plan) provided that the grantee remains a director through such change in control.
Pursuant to our outside director compensation policy, no non-employee director may be issued, in any fiscal year, cash payments (including the fees under our outside director compensation policy) with a value greater than $200,000, provided that such limit will be $300,000 with respect to any non-employee director who serves in the capacity of chair of the board of directors, lead outside director, or chair of the Audit Committee at any time during the fiscal year. No non-employee director may be granted, in any fiscal year, equity awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the fiscal year of his or her initial service as a non-employee director.
Non-Employee Director Compensation
The following table provides information for 2022 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2022, other than Mr. Blackford, our Chief Executive Officer. Mr. Blackford is not included in the table below as he is an employee and receives no compensation for his service as a director. The compensation received by Mr. Blackford as an employee is set forth in the section titled “Executive Compensation” below.

Name	Fees Earned or Paid in Cash	Stock Awards(3)	Total
Abhijit Y. Talwalkar	$112,500	$157,704	$270,204
Cathleen Noel Bairey Merz, M.D.	$52,500	$157,704	$210,204
Bruce G. Bodaken	$65,000	$157,704	$222,704
Renee Budig (1)	$55,000	$157,704	$212,704
Kevin M. King (2)	$11,250	$—	$11,250
Karen Ling	$52,500	$89,161	$141,661
Mark J. Rubash	$70,000	$157,704	$227,704
Ralph Snyderman, M.D.	$55,000	$157,704	$212,704
(1)Ms. Budig was not nominated for reelection to our board of directors at the 2023 Annual Meeting.
(2)Mr. King resigned from our board of directors in March 2022.
(3)The values of the stock awards reflect the grant date fair value of stock awards granted during 2022 and are based on the Company’s closing price on the grant date in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023.

(4)For information regarding the number of restricted stock awards and stock options held by each non-employee director as of December 31, 2022, see the table below:

Name	Shares Underlying Option Awards held as of December 31, 2022	Shares Underlying Stock Awards Held as of December 31, 2022
Abhijit Y. Talwalkar	24,230	1,155
Cathleen Noel Bairey Merz, M.D.	—	1,155
Bruce G. Bodaken	228	1,155
Renee Budig	—	1,738
Karen Ling	—	3,533
Mark J. Rubash	23,901	1,155
Ralph Snyderman, M.D.	3,839	1,155

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2023, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2023, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that PwC is not ratified by our stockholders, the Audit Committee will review its future selection of PwC as our independent registered public accounting firm.
PwC audited our financial statements for the year ended December 31, 2022. Representatives of PwC are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually.
During the years ended December 31, 2021 and 2022, fees for services provided by PwC were as follows:

	Year Ended December 31,
Fees Billed to iRhythm	2021	2022
Audit fees(1)	$2,866,944	$2,585,962
Audit-related fees(2)	—	—
Tax fees(3)	—	—
Other fees(4)	15,941	11,351
Total fees	$2,882,885	$2,597,313

(1)	“Audit fees” consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements and services that are normally provided by the auditor in connection with regulatory filings.
(2)	“Audit-related fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax fees” consist of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.
(4)	“Other fees” consist of fees for services other than the services reported in audit fees, audit-related fees and tax fees.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.

Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2023 requires the majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval. Abstentions and broker non-votes are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of The Nasdaq Stock Market and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the company’s website at www.irhythmtech.com under “Investors—Policies, Procedures and Charters.” The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the company’s consolidated financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited consolidated financial statements with management and PwC;
•discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
Based on the Audit Committee’s review and discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Mark J. Rubash (Chair)
Ralph Snyderman, M.D.
Renee Budig
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. This “say on pay” vote is conducted on an annual basis.
Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation and human capital management committee and board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our board of directors and compensation and human capital management committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 30, 2023, by:
•    each of our named executive officers;
•    each of our directors or director nominees;
•    all of our directors and executive officers as a group; and
•    each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 30,462,929 shares of common stock outstanding as of March 30, 2023. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 30, 2023 or restricted stock units that may vest and settle within 60 days of March 30, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o iRhythm Technologies, Inc., 699 8th Street, Suite 600, San Francisco, California 94103.

Name of Beneficial Owner	Beneficial Ownership
	Number	Percentage
Directors and named executive officers:
Quentin S. Blackford(1)	13,265	*
Brice Bobzien(2)	553	*
Douglas J. Devine(3)	17,225	*
Patrick M. Murphy(4)	4,083	*
Chad Patterson	—	*
Minang Turakhia, M.D., M.S.(5)	300	*
Abhijit Y. Talwalkar(6)	33,270	*
C. Noel Bairey Merz, M.D.(7)	4,887	*
Bruce G. Bodaken(8)	8,271	*
Karen Ling(9)	2,093	*
Mark. J. Rubash(10)	33,094	*
Ralph Snyderman, M.D.(11)	12,532	*
All executive officers and directors as a group (12 persons)(12)	129,573	*
Other 5% or greater stockholders:
The Vanguard Group, Inc.(13)	2,876,849	9.44%
Sands Capital Management, LLC(14)	2,667,428	8.76%
BlackRock, Inc.(15)	2,288,507	7.51%
________________________
* Less than one percent.
(1)    Consists of 13,265 shares of common stock.
(2)    Consists of 553 shares of common stock.
(3)    Consists of 17,225 shares of common stock.
(4)    Consists of 4,083 shares of common stock.
(5)    Consists of 300 shares of common stock.

(6)    Consists of (i) 7,885 shares of common stock; (ii) 24,230 shares issuable upon the exercise of options exercisable within 60 days of March 30, 2023; and (iii) 1,155 RSUs held that are scheduled to vest within 60 days of March 30, 2023.
(7)    Consists of (i) 3,732 shares of common stock; and (ii) 1,155 RSUs held that are scheduled to vest within 60 days of March 30, 2023.
(8)    Consists of (i) 6,888 shares of common stock; (ii) 228 shares issuable upon the exercise of options exercisable within 60 days of March 30, 2023; and (iii) 1,155 RSUs held that are scheduled to vest within 60 days of March 30, 2023.
(9)    Consists of (i) 1,440 shares of common stock; and (ii) 653 RSUs held that are scheduled to vest within 60 days of March 30, 2023.
(10)    Consists of (i) 8,038 shares of common stock; (ii) 23,901 shares issuable upon the exercise of options exercisable within 60 days of March 30, 2023; and (iii) 1,155 RSUs held that are scheduled to vest within 60 days of March 30, 2023.
(11)    Consists of (i) 7,538 shares of common stock; (ii) 3,839 shares issuable upon the exercise of options exercisable within 60 days of March 30, 2023; and (iii) 1,155 RSUs held that are scheduled to vest within 60 days of March 30, 2023.
(12)    Consists of (i) 70,947 shares of common stock; (ii) 52,198 shares issuable upon the exercise of options exercisable within 60 days of March 30, 2023; and (iii) 6,428 RSUs held that are scheduled to vest within 60 days of March 30, 2023.
(13)    As reported on Schedule 13G/A filed with the SEC on February 9, 2023. The report states that The Vanguard Group has shared voting power over 51,290 shares, sole dispositive power over 2,795,360 shares and shared dispositive power over 81,489 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(14)    As reported on Schedule 13G/A filed with the SEC on February 14, 2023. The report states that Sands Capital Management, LLC has shared voting power over 1,763,046 shares and shared dispositive power over 2,667,428 shares. The address of Sands Capital Management, LLC is 1000 Wilson Blvd., Suite 3000, Arlington, VA 22209.
(15)    As reported on Schedule 13G/A filed with the SEC on January 31, 2023. The report states that BlackRock, Inc. has sole voting power over 2,249,133 shares and sole dispositive power over 2,288,507 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
The names of our executive officers, their ages as of the date of this Proxy Statement, and their positions are shown below.

Name	Age	Position
Quentin Blackford	44	President, Chief Executive Officer and Director
Brice Bobzien	44	Chief Financial Officer
Patrick Murphy	44	Chief Business Officer and Chief Legal Officer
Chad Patterson	41	Chief Commercial Officer
Minang Turakhia, M.D., M.S.	49	Chief Medical Officer, Chief Scientific and EVP, Product Innovation Officer
Mark Day, Ph.D.	52	Chief Technology Officer
Reyna Fernandez	56	Executive Vice President, Chief Human Resources Officer
Sumi Shrishrimal	44	Executive Vice President, Chief Risk Officer
Daniel Wilson	41	Executive Vice President, Corporate Development and Investor Relations

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers. For information regarding Mr. Blackford, please refer to “Proposal No. 1—Election of Directors.”

Brice Bobzien has served as our Chief Financial Officer since August 2022. From January 2018 to August 2022, Mr. Bobzien held various positions, most recently as the Senior Vice President, Global FP&A, Investor Relations and Strategic Pricing at Dexcom, Inc., a company that develops, manufactures, produces and distributes continuous glucose monitoring systems for diabetes management. From January 2013 to December 2017, Mr. Bobzien held various positions, most recently Vice President, Finance at NuVasive, Inc., a company which develops medical devices and procedures for minimally invasive spine surgery. From September 2010 to January 2013, Mr. Bobzien served as the Finance Director at Macs Convenience Stores, LLC and from January 2005 to September 2010, Mr. Bobzien held various roles, most recently Associate Director of Finance/Controller at Zimmer Inc., a medical device company. From January 2002 to December 2004, Mr. Bobzien served as an Assurance Auditor at BKD, LLP. an accounting and advisory firm. Mr. Bobzien has a B.S. in Business Administration from Indiana University, Fort Wayne, and is a Certified Public Accountant (inactive) in the state of Indiana.
Patrick Murphy has served as our Chief Legal Officer since November 2021 and as our Chief Business Officer since April 2023. From January 2016 to November 2021, Mr. Murphy held various roles at DexCom, Inc., most recently as Executive Vice President and Chief Legal Officer. From September 2003 to January 2016, Mr. Murphy was an attorney at Stradling Yocca Carlson & Rauth law firm, where he specialized in corporate finance, mergers and acquisitions and general corporate matters. Mr. Murphy received a J.D. from the St. Louis University School of Law and a B.S. from the Truman State University. Mr. Murphy is a member of the State Bar of California.
Chad Patterson has served as our Chief Commercial Officer since July 2022. From January 2021 to July 2022, Mr. Patterson served as Executive Vice President, Chief Marketing Officer at DexCom, Inc., a company that develops, manufactures, produces and distributes continuous glucose monitoring systems for diabetes management. Mr. Patterson previously served in roles of increasing seniority at DexCom, including as Senior Vice President, Global Marketing and Product Management from March 2020 to January 2021, Vice President, Global Marketing and Product Management from March 2019 to March 2020, Senior Director, Global Consumer Marketing from March 2018 to March 2019, and Director of Marketing from November 2015 to February 2018. Prior to joining DexCom, Mr. Patterson held various positions at Nestlé, a manufacturer of food products, from 2005 to 2015. Mr. Patterson has a B.A in Marketing, Entrepreneurship and International Business from Gonzaga University and an M.B.A. from the University of Southern California, Marshall School of Business.
Minang Turakhia, M.D., M.S. has served as our Chief Medical Officer and Chief Scientific Officer since June 2022 and as our Executive Vice President, Product Innovation since April 2023. Dr. Turakhia has served as a Professor of Medicine (on leave) at the Stanford University School of Medicine since August 2008. From August 2008 to June 2022, Dr. Turakhia served as Chief, Cardiac Electrophysiology at VA Palo Alto Health Care System, where he still practices and performs catheter ablation and device implantation. Dr. Turakhia holds a B.S. in Molecular Biology and Computer Science from the University of California, Berkeley, and received his M.D. from the University of California, San Francisco. He also holds a M.S. in Clinical Research from University of California, San Francisco and received clinical training at Harvard’s Brigham & Women’s Hospital the University of California, San Francisco.
Mark Day, Ph.D. has served as our Chief Technology Officer since March 2022 and previously served as Executive Vice President of Research & Development from May 2012 to March 2022. Mr. Day has had other leadership roles in Research & Development and systems development since joining the company in August 2007. Previously, Mr. Day worked in the Cardiac Rhythm Disease Management division of Medtronic, Inc. and, prior to that, Mr. Day was Chief Technical Officer of CarePages, Inc., a blogging site for patients from January 2000 to September 2002. Mr. Day has a M.B.A. in Marketing from the Wharton School, University of Pennsylvania, a Ph.D. in Computation Flow Physics from Stanford University, and also received a M.S. from Stanford, and a B.Sc. from Queen’s University, both in Mechanical Engineering.
Reyna Fernandez has served as our Chief Human Resources Officer since July 2022. From November 2020 to July 2022, Ms. Fernandez was the Chief Human Resources Officer at Intersect ENT, Inc., a subsidiary of Medtronic, Inc. From January 2019 to November 2020, Ms. Fernandez was the Chief Human Resources Officer at Endologix Inc., a company providing innovative therapies for the interventional treatment of vascular disease. From September 2017 to January 2019, Ms. Fernandez was the Vice President, Human Resources at Canon Medical Systems USA, Inc., a medical equipment company. Ms. Fernandez has a M.S. in Social Administration from Columbia University and a B.A. in Cultural Anthropology from Haverford College in Pennsylvania.

Sumi Shrishrimal has served as our Chief Risk Officer since May 2022. From May 2018 to May 2022, Ms. Shrishrimal held various positions with DexCom, Inc., most recently as Chief Risk Officer. From March 2016 to May 2018, Ms. Shrishrimal served as Vice President, Internal Audit at NuVasive, Inc., and previously served as their Senior Director, Internal Audit, from November 2014 to February 2016. From December 2003 to October 2014, Ms. Shrishrimal served in various roles at Corinthian Colleges, most recently as Vice President, Internal Audit. Ms. Shrishrimal holds a B.A. in Accounting and Information Systems from University of Mumbai in India.
Daniel Wilson has served as our Executive Vice President, Corporate Development and Investor Relations since April 2023 and previously served as Executive Vice President, Corporate Development, Corporate Strategy and Investor Relations since June 2019 to April 2023. Previously, he served as Director and Head of Business Development at Penumbra, Inc., a global healthcare company focused on innovative therapies. Prior to Penumbra, he held various positions at J.P. Morgan between August 2006 and May 2016, most recently as Executive Director in the Healthcare Investment Banking group focused on digital health, medical technology and emerging healthcare companies. Earlier in his career, he held various positions in Piper Jaffray’s Healthcare Investment Banking group from August 2004 to August 2006. He started his career at KPMG as an Audit Associate from September 2003 to August 2004. Mr. Wilson has a B.S. in Business Administration from California Polytechnic State University at San Luis Obispo.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our executive compensation philosophy and programs, the decisions of the Compensation and Human Capital Management Committee (referred to in this Compensation Discussion and Analysis discussion as the “Committee”) of the board of directors made regarding those programs during fiscal 2022 and the factors considered in making those decisions. The Committee has the principal responsibility for establishing, implementing and continually monitoring adherence to our compensation philosophy and objectives. The Committee’s duties include advising the board of directors on the compensation of our executive officers, including our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and Executive Vice Presidents (“EVPs”). This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“NEOs”) for the year ended December 31, 2022, who were:

Name	Position
Quentin Blackford	President, Chief Executive Officer, Director
Brice Bobzien	Chief Financial Officer
Douglas Devine	Former Chief Operating Officer and former Chief Financial Officer
Patrick Murphy	Chief Business Officer and Chief Legal Officer
Chad Patterson	Chief Commercial Officer
Minang Turakhia	Chief Medical Officer, Chief Scientific Officer and EVP, Product Innovation

Based on our overall operating environment and business results, as well as the management changes summarized above, the Committee took the following key actions with respect to the compensation of our NEOs for 2022:
•Base Salaries: No NEO received a base salary increase for 2022 because they were either hired in 2022 or late in 2021 (Messrs. Blackford, Bobzien, Murphy, Patterson and Turakhia) or adjusted late in 2021 (Mr. Devine). The base salary for the new executive hires is discussed later in the section titled “Individual Compensation Elements.”
•Annual Bonus Opportunities: The Committee approved target annual cash bonus opportunities for our newly hired NEOs at the time of their hire, which is discussed later in the section titled “Individual Compensation Elements.” For Messrs. Blackford, Devine and Murphy, the Committee did not recommend any change to their target annual cash bonus opportunities for 2022.
•Annual Bonus Payout: Under our 2022 Annual Bonus Plan, our executives are eligible to earn a cash bonus award based on actual corporate performance as measured against pre-established target goals for 2022 of total revenue and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and individual performance. For the NEOs, the cash bonus award ranged from 100.0% to 135.3% of target based on the company’s performance factor of 123% and individual performance factors that ranged from 81% to 110%.
•Long-Term Incentive Compensation: For 2022, we continued to grant annual long-term incentive compensation opportunities in the form of time-based restricted stock unit (“RSU”) awards and performance-based restricted stock unit (“PSU”) awards to our NEOs, except that in 2022 the CEO received 100% of his equity in PSU awards.
Pay for Performance Philosophy
We view our compensation practices as a tool to align our executive officers including our NEO’s, with our strategic short-term and long-term goals, and reward high performance, collaboration and accountability. We believe our executive compensation program is fair, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives while aligning with stockholder interests. To ensure this alignment and to motivate and reward individual initiative and effort, a substantial portion of our NEO’s target total direct compensation is both performance-based and “at-risk.” In 2022, we emphasized performance-based compensation through two separate compensation elements:

•The first is the annual cash bonus award that is based on the company’s performance against financial objectives specified at the beginning of the performance year and an evaluation of individual accomplishments and performance during the year.

•The second key element is the grant of PSU awards which comprise 50% of our NEOs’ long-term incentive compensation (except in the case of the CEO, for whom it was 100% in fiscal 2022, with such awards to be earned over a three-year performance period based on our actual results as measured against the target goal of compound annual growth rate (“CAGR”) in global unit volume. For the CEO’s 2022 PSU award, the Committee also approved a TSR modifier that can adjust the final award by +/-25% based on our stock performance relative to an industry index.

The performance-based and variable pay elements ensure that a substantial portion of our NEOs’ target total compensation for 2022 is variable (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with the company’s actual performance. Specifically, 90% of our CEO’s compensation is variable and performance-based in nature. The pay mix for our CEO during 2022 is reflected below.

2022 CEO
Target Compensation
Base Salary
10%
Target Bonus
10%
Long Term Incentive
80%
90% Variable Performance-based Pay

We believe that our compensation design provides balanced incentives for our NEOs to meet our business objectives and drive our long-term growth. To ensure alignment to our compensation philosophy, the Committee also evaluates the relationship between the reported values of the equity awards granted to our executive officers, and the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years and performance over this period.

Executive Compensation Philosophy
Our overarching compensation philosophy is focused to achieve the following primary objectives:
•enable the attraction and retention of high-caliber executive talent;
•directly link rewards to the achievement of key financial, operational and strategic results that build long-term stockholder value; and
•recognize individual performance by linking rewards to individual achievements in addition to measurable corporate results.
To achieve our compensation philosophy objective, our current practice is to combine a mixture of compensation elements that balance achievement of our short-term goals with our long-term performance. We provide short-term incentive compensation opportunities in the form of an annual cash bonus plan, which focuses on our yearly operating results, and long-term incentive compensation opportunities are provided in the form of equity awards.
We do not have a specific policy on the percentage allocation between short-term and long-term compensation elements. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives and ensure a meaningful percentage of total compensation is tied to long term performance.

Executive Compensation Policies and Practices
We endeavor to maintain and operate under sound corporate governance standards to best serve our stockholders and be aligned with external industry expectations, while also incorporating certain “best practices” in executive compensation. The Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation related policies and practices:

What We Do	What We Don’t Do
▪Maintain an Independent Committee. The Committee consists solely of independent directors.
▪Retain an Independent Compensation Adviser. The Committee engaged its own compensation adviser to provide information and analysis needed for the 2022 compensation review, and other advice on executive compensation independent of management.
▪Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at risk” and directly linked to our corporate and stock performance, as well as equity-based to align with the interests of our stockholders.
▪“Double-Trigger” Change-in-Control Arrangements. Our post-employment compensation arrangements in the event of a change in control of the company are “double-trigger” arrangements that require both a change in control of the company plus a qualifying termination of employment before payments and benefits are paid.
▪Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in development.
▪Compensation Recovery (“Clawback”) Policy. We have adopted a robust compensation recovery policy which covers misconduct and accounting restatement clauses for compensation recovery from current and former executive officers. The company will comply with the exchange’s listing rule proposal when it becomes final.
▪Stock Ownership Guidelines. We have adopted a robust stock ownership policy for our NEOs and the non-employee members of our board of directors.

▪No Executive Employment Agreements: We do not maintain term employment agreements with its executives including the NEOs.
▪No Executive Retirement Plans. We do not offer supplemental pension or retirement plans or arrangements to our NEOs.
▪Limited Executive Perquisites. We do not provide perquisites or other personal benefits with an aggregate incremental amount of more than $10,000 to any our NEOs.
▪No Tax Gross-Ups on Perquisites: We do not provide any tax gross-ups on perquisites, other than related to standard relocation and corporate housing benefits.
▪No Special Welfare or Health Benefits. Our NEOs participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our employees generally.
▪No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments including “gross-ups” on any severance or change-in-control payments or benefits.
▪No Hedging or Pledging of Our Equity Securities. We prohibit our employees, including our executive officers, and the members of our board of directors from engaging in certain derivative transactions and from hedging our securities, and from holding our securities in a margin account or pledging our securities as collateral for a loan.

Governance and Executive Compensation Program
Role of the Compensation and Human Capital Management Committee
The Committee has overall responsibility for overseeing our compensation and benefit policies and programs, our overall compensation philosophy, and strategies related to the management of human capital. The Committee is responsible for the executive compensation program for our executive officers and reports to our board of directors on its discussions, decisions and other actions. As it relates to our CEO, the Committee reviews and approves corporate goals and objectives relating to his compensation, evaluates his performance in light of those goals and objectives and makes recommendations to the independent members of our board of directors on changes to his compensation. As it relates to our other NEOs, the Committee, in consultation with our CEO, reviews and approves all compensation decisions. Our CEO, CFO and Chief Human Resources Officer provide initial recommendations to the Committee on the corporate and departmental performance objectives under our Executive Incentive Compensation Plan.
The Committee also reviews and provides specific compensation recommendations to our board of directors relating to the non-employee independent members of our board of directors.
The Committee retains a compensation consultant that specializes in executive compensation standards and practices (as described below) to provide support in its review and assessment of our executive compensation program.

Compensation-Setting Process
The Committee reviews the base salary, annual cash bonus and long-term incentive compensation of our CEO and other NEOs at the beginning of the calendar year, or more frequently as warranted to develop recommendations for the target total compensation opportunities. The Committee does not use a single method or measure in formulating its recommendations, nor does it establish specific targets for the total direct compensation of our NEOs. The Committee and our board of directors consider the following factors to determine the recommendations:
•our performance against the financial and operational objectives established by the Committee and our board of directors;
•each individual NEO’s skills, experience, qualifications and scope of role relative to other similarly-situated executives at the companies in our compensation peer group;
•the performance of each individual NEO, based on a subjective assessment of the NEO’s contributions to our overall performance, ability to lead the NEO’s business unit or function and work as part of a team, all of which reflect our core values;
•compensation parity among our NEOs;
•our financial performance relative to our peers;
•the compensation practices of our compensation peer group and the positioning of each NEO’s compensation in a ranking of peer company compensation levels; and
•the recommendations provided by our CEO with respect to the compensation of our other NEOs.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each NEO. Neither the Committee, nor our board of directors, assigns relative weights or rankings to such factors. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable. The Committee’s or our board of directors’ consideration of any particular factor may range from inapplicable to significant, depending upon the individual and period under consideration and is rather guided by their knowledge, experience and judgment in assessing the various qualitative and quantitative inputs to make compensation decisions.
Role of Management
In discharging its responsibilities, the Committee works with members of our management, including our CEO and Chief Human Resources Officer, who attend all committee meetings. Our management assists the Committee and our board of directors by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Committee solicits and reviews our CEO’s recommendations and proposals with respect to program structures, as well as recommendations for adjustments to annual cash compensation, long-term incentive compensation and other compensation-related matters for our NEOs (other than himself) based on his evaluation of performance for the prior year.

Each year, our CEO reviews the performance of our other NEOs based on such individual’s level of success in accomplishing the business objectives established for the prior year and the overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Committee for each element of compensation. The annual business objectives for each NEO are developed through mutual discussion and agreement between our CEO and the NEOs and are reviewed with our board of directors.

The Committee reviews and discusses management proposals and recommendations with our CEO and Chief Human Resource Officer and considers them as one factor in formulating the recommendations for the compensation of our CEO and our other NEOs. Our CEO recuses himself from discussions and recommendations regarding his own compensation.

Role of Compensation Consultant
The Committee engages an independent external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2022, the Committee engaged Compensia, Inc. as its compensation consultant from January 2022 to September 2022 and then hired the Human Capital Solutions practice of Aon Plc. in October 2022 to serve as its independent consultant to advise on executive compensation matters. The typical services included competitive market pay practices for senior executives and data analysis and selection of the compensation peer group. The market analysis and advice are key components of the Committee’s determination of appropriate and competitive compensation for our NEOs.
For 2022, our independent consultants regularly attended meetings of the Committee and consulted on:
•assessing competitive market practices and compensation levels for our executive officers, including our NEOs;
•assessing the design of our 2022 Executive Bonus Plan, as well as a review of short-term incentive compensation plan design practices of the competitive market;
•assessing executive compensation trends within our industry, and updating on corporate governance and regulatory developments;
•reviewing and providing input on the Compensation Discussion and Analysis section of our proxy statement;
•reviewing and analyzing of the compensation for the non-employee members of our board of directors;
•reviewing competitive market practices for stock ownership guidelines;
•reviewing competitive market practices for post-employment compensation arrangements;
•assessing the design of our 2022 PSU awards, as well as a review of PSU awards design and grant practices of the competitive market;
•reviewing competitive market practices for equity compensation, including burn rate and overhang, and advising on the mix of equity award types; and
•the research, development and review of our compensation peer group.
The terms of Compensia’s and Aon’s engagement included reporting directly to the Committee and to the Committee chairman. The outside consultants coordinate with our management for data collection and job matching for our executive officers. In 2022, Compensia and Aon did not provide any other services to us. The Committee evaluated Compensia’s and Aon’s independence pursuant to the listing standards of The Nasdaq Stock Market and the relevant SEC rules and determined that no conflict of interest has arisen as a result of the work performed.

Market Comparators
For purposes of comparing our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a group of peer companies. The Committee reviews our peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. This compensation peer group consists of companies that are similar to us in terms of industry sector, revenue, market capitalization, geographical location and number of employees.
In August 2021, the Committee reviewed and updated our compensation peer group for use in 2022 compensation planning to reflect changes in our financial profile to recognize our evolving business focus and to account for merger and acquisition activity. During this annual review, the Committee evaluated the companies comprising the peer group based on the following criteria:
•publicly-traded companies headquartered in the United States;

•biotechnology companies with a medical device product focus, including companies in the healthcare equipment, healthcare services, healthcare supplies, health care technology and life sciences tools and services sectors;
•companies within a similar revenue range, approximately one-third to approximately three times our estimated revenue for the previous four fiscal quarters; and
•companies within a similar market capitalization range, approximately one-third to approximately three times our then-estimated market capitalization.
Based on the assessment, the Committee made several changes to our peer group for use in the remainder of 2021and 2022, removing six companies and adding nine new companies. 10x Genomics, Inc., Guardant Health, Inc., Natera Inc. and Penumbra Inc. were removed from our peer group as their market capitalization were outside our range, Quidel Corporation was removed from our peer group as its revenue was outside our range and BioTelemetry, Inc. was removed from our peer group as it had been acquired. AngioDynamics, Inc., Fulgent Genetics, Inc., Health Catalyst, Inc., Heska Corporation, Lantheus Holdings, Inc., Myriad Genetics, Inc., Natus Medical, Inc. and Tabula Rasa Healthcare, Inc. were all added to the peer group due to their similarity to us in terms of revenue size, market capitalization and industry sector. The Committee approved a revised compensation peer group for use during the remainder of 2021 and into 2022, consisting of the following companies:

AngioDynamics, Inc.	Health Catalyst, Inc.	NeoGenomics Laboratories, Inc.
AtriCure, Inc.	Heska Corp.	Nevro Corp.
Atrion Corp.	Inspire Medical Systems, Inc.	Tabula Rasa HealthCare
Cardiovascular Systems, Inc.	Invitae Corp.	Tactile Systems Technology, Inc.
CareDx, Inc.	Lantheus Holdings, Inc.	Tandem Diabetes Care
Fulgent Genetics, Inc.	Myriad Genetics, Inc.
Glaukos Corp.	Natus Medical Inc.
The Committee uses data drawn from our peer group, as well as data drawn from custom cuts of the Radford Global Technology Survey and Global Life Sciences Survey, to evaluate the competitive market when determining the total compensation packages for our NEOs, including base salary, target annual cash bonus opportunities and long-term incentive compensation. Given our objective of attracting, retaining, motivating and rewarding a superior team of executive officers and employees, we aim to provide a total compensation package that is at or above the median as compared to our peers, and we emphasize equity incentive compensation to more effectively tie our NEOs’ and employees’ interests to those of our stockholders. This competitive analysis is one key factor among others taken into account by the Committee in assessing compensation levels and recommending or making changes to compensation or additional awards.
Individual Compensation Elements
The Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes, and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse impact.

In 2022, the principal elements of our executive compensation program, and the purposes for each element, were as follows:

Element	Form of Element	Primary Objective	Reward Realized on Achievement of
Base Salary	Fixed – Cash	Attract and retain highly talented executives by providing amounts that are competitive in the market and reward performance	Continued service
Annual Cash Bonuses	Variable – Cash	Motivate our executives to achieve annual business objectives and provide financial incentives to meet or exceed these objectives	Pre-established performance metrics based on our annual operating plan
Restricted Stock Units	Variable - Equity	Retain our executives as units vest over 4 years while also aligning their interests with those of our stockholders	Continued service and they deliver value even when there is no stock price appreciation
Performance-based Restricted Stock Units	Variable - Equity	Motivate our executives to achieve long-term stockholder value creation and align their interests with those of our stockholders by providing performance-based equity with upside opportunity to earn above target level through upside leverage linked to superior performance	Pre-established performance metrics tied to unit volume growth (with the TSR modifier for the CEO)
We also provide certain post-employment severance and change in control provisions, and various health and welfare benefits, including a 401(k) retirement savings plan. In general, executive officers participate in the standard employee benefit programs available to our employees generally.
Base Salary
Base salary represents the fixed portion of the compensation of our NEOs and is an important element of compensation intended to attract and retain highly talented individuals. The Committee reviews and develops recommendations using the competitive market data for appropriate adjustments to the base salary of our CEO and determines the base salaries of our other NEOs as part of its annual executive compensation review. In addition, the base salaries of our NEOs may be adjusted in the event of a promotion or significant change in responsibilities.
In February 2022, the Committee did not formulate a recommendation for the base salaries of our then-incumbent NEOs as their salaries were determined in the last quarter of 2021 due to their recent hiring (Messrs. Blackford and Murphy) or role adjustment (Mr. Devine) and therefore were not increased in 2022. The other NEOs were hired during 2022 and their base salaries were determined as part of their new employment offers. The annual base salaries of our NEOs for 2022 were as follows:

NEO	2022 Annual Base Salary
Quentin Blackford (1)	$650,000
Brice Bobzien (2)	$400,000
Douglas Devine (3)	$500,000
Patrick Murphy (4)	$440,000
Chad Patterson (5)	$450,000
Minang Turakhia (6)	$425,000
(1) Mr. Blackford joined the company on October 4, 2021.
(2) Mr. Bobzien joined the company on August 8, 2022.
(3) Mr. Devine’s salary was adjusted on December 1, 2021.
(4) Mr. Murphy joined the company on November 29, 2021.
(5) Mr. Patterson joined the company on July 25, 2022.
(6) Dr. Turakhia joined the company on June 6, 2022.

The actual base salaries paid to our NEOs in 2022 are set forth in the “2022 Summary Compensation Table” below.

Annual Cash Bonus
We use an annual cash bonus plan to motivate our NEOs to achieve our annual business goals. In February 2022, the Committee approved the 2022 Annual Bonus Plan to provide financial incentives to meet or exceed the financial objectives set forth in our 2022 annual operating plan. The 2022 Annual Bonus Plan provided for bonus payments to be funded in early 2023 based on our level of achievement with respect to corporate performance goals and may be adjusted by the Committee based on individual performance.
For purposes of the 2022 Annual Bonus Plan, cash bonuses were based upon a specific percentage of each participant’s annual base salary.
In addition, the Committee has the authority to further review individual performance to determine and modify the final annual cash bonus payment using a guidance of 0% to 115% for each executive officer including each NEO. In making these determinations, the Committee also considered current retention risks, external market challenges, and the other factors described in “Governance of Executive Compensation Program – Compensation-Setting Process” above.
The target annual cash bonus opportunities of our incumbent NEOs for 2022 as determined in February 2022, and for our newly hired NEOs as determined in connection with their commencement of employment, and expressed as a percentage of base salary, were as follows:

NEO	2022 Target Bonus %	2022 Target Bonus
Quentin Blackford	100%	$650,000
Brice Bobzien	60%	$240,000
Douglas J. Devine	60%	$300,000
Patrick Murphy	60%	$264,000
Chad Patterson	60%	$270,000
Minang Turakhia	50%	$212,500

Corporate Performance Measures
In February 2022, the Committee selected two financial performance measures for the 2022 Annual Bonus Plan—Revenue (weighted 75%) and Adjusted EBITDA (weighted 25%). The Committee believed these performance measures were appropriate because they provided a strong emphasis on growth while also considering the management of expenses, which it believed would most directly influence long-term stockholder value.
For purposes of the 2022 Annual Bonus Plan:
•“Revenue” meant GAAP revenue as reported in our audited financial statements; and
•“Adjusted EBITDA” meant standard EBITDA excluding stock compensation expense.
For each of these performance measures, the Committee established a target achievement level. Each performance measure was weighted according to the Committee’s assessment of its relative significance related to the successful execution of our annual operating plan.
The Committee set the following performance levels, weighting and payout percentages for the two corporate performance measures as follows:

Corporate Performance Measure	Weighting	Min. Payout %	Target Payout %	Max. Payout %
Revenue	75%	50%	100%	200%
Adjusted EBITDA	25%	50%	100%	200%
Unless threshold performance is achieved on at least one of the Company metrics, there is no payout regardless of individual performance.

The performance target levels for our 2022 Annual Bonus Plan are not disclosed because we believe to do so would be competitively harmful, as it would give competitors insight into our strategic and financial planning processes. These target levels were intended to require significant effort and, therefore, were set at levels ordinarily difficult to achieve and for which average, or below-average performance would not warrant a bonus payment. For actual performance between the threshold and maximum performance levels for the Revenue and Adjusted EBITDA measures, the actual bonus payment with respect to each measure was to be calculated by linear interpolation. Our Committee believed the 2022 Revenue and Adjusted EBITDA targets to be challenging but achievable, requiring strong performance from each of our executive officers.
Annual Cash Bonus Plan Decisions
The 2022 Annual Bonus Plan was funded based on our actual results for the year as evaluated against the two performance measures. The individual cash bonus payments for our CEO and other NEOs were then determined based on a combination of corporate and individual performance. The following formula was used to calculate the actual annual cash bonus pool funding for the 2022 Annual Bonus Plan:

Unless threshold performance is achieved on at least one of the Company metrics, there is no payout regardless of individual performance.
Annual Cash Bonus Payments

In February 2023, the Committee determined the achievement, and corresponding payment levels, with respect to the corporate performance measures under the 2022 Annual Bonus Plan were as follows:

Corporate Performance Measure	Weighting	Percentage Achievement versus Target	Payout Level	Final Weighted Payout %
Revenue	75%	99%	97%	73%
Adjusted EBITDA	25%	166%	200%	50%
Final Corporate Factor				123%

The Committee approved the final corporate factor score equal to 123% to determine the final bonus payout for our 2022 Annual Bonus Plan.
The following table sets forth the target annual cash bonus opportunities and the actual cash bonus payments made to our NEOs for 2022:

NEO	2022 Target Bonus	2022 Actual Bonus	Individual Modifier	Actual Bonus as % of Target
Quentin Blackford	$650,000	$829,000	3.7%	128%
Brice Bobzien	$240,000	$295,200	—%	123%
Douglas Devine	$300,000	$300,000	(18.7)%	123%
Patrick Murphy	$264,000	$357,192	10.0%	135%
Chad Patterson	$270,000	$332,100	—%	123%
Minang Turakhia	$212,500	$261,375	—%	123%

The annual cash bonus payments made to our NEOs for 2022 are set forth in the “2022 Summary Compensation Table.

Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical component of our executive compensation program. The realized value of these equity awards is directly correlated to our stock price and therefore, these awards are an incentive for our NEOs to create value for stockholders while helping us to attract and retain qualified executives in a competitive market.
We grant equity awards to our executive officers in a combination of PSU awards that may be earned and settled for shares of our common stock, and RSU awards. We believe that these two types of awards align the interests of our executive officers with the interests of our stockholders, emphasize our long-term financial performance and satisfy our retention objectives.
The Committee believes that a portfolio of PSU awards and RSU awards appropriately balances the incentive benefits of a performance-based equity award vehicle with executive retention and stockholder dilution (as compared to stock options) benefits, thereby aligning the interests of our executive officers and stockholders and enabling us to use our equity compensation resources efficiently. We believe that PSU awards provide a direct link between compensation and stockholder return, thereby effectively motivating our executive officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives. RSU awards hold value even in the absence of stock price appreciation and therefore allow us to incentivize and retain our executive officers using fewer shares of our common stock. Since their value increases with any increase in the value of the underlying shares, RSU awards also serve as an incentive which aligns with the long-term interests of our executive officers and stockholders.
Generally, long-term incentive compensation opportunities are granted to our CEO by the independent members of our board of directors, based on the recommendations of the Committee, and to our other executive officers, including our other NEOs, by the Committee. The amounts, form of equity award and relative weighting of the equity awards are intended to provide competitively-sized awards and resulting target total compensation opportunities that the Committee believes are reasonable and appropriate, taking into consideration the factors described in “Governance of Executive Compensation Program – Compensation-Setting Process” above.
New Hire Awards
In late 2021 and during 2022, we hired key executive officers (including NEOs) and granted new hire equity awards in order to attract these highly talented executives to join our company and advance our strategic business missions. The amounts, form of equity award and relative weighting of the new hire equity awards to our NEOs were intended to provide competitive awards and to compensate for the value the executive forfeited at their former organization.

	RSU (1)		PSU (2)		Total
NEO	2022 Offer Value (3)	2022 RSU Aggregate Grant Date Fair Value (4)	2022 Offer Value (3)	2022 RSU Aggregate Grant Date Fair Value (4)	2022 Offer Value (3)	2022 RSU Aggregate Grant Date Fair Value (4)
Brice Bobzien (5)	$1,500,000	$1,515,501	$1,500,000	$1,515,501	$3,000,000	$3,031,002
Patrick Murphy (6)	$—	$—	$2,000,000	$2,504,342	$2,000,000	$2,504,342
Chad Patterson (7)	$2,750,000	$3,107,612	$2,750,000	$3,107,612	$5,500,000	$6,215,224
Minang Turakhia (8)	$1,500,000	$1,637,044	$1,500,000	$1,637,044	$3,000,000	$3,274,088
(1) RSU vest schedule 25% for each of the four years.
(2) PSU vest schedule pursuant to the 2022-2024 PSU goal.
(3) For purposes of this table, the “Offer Value” was determined by the Committee. The total number of units subject to a PSU award (at target) and a RSU award was equal to the Offer Value divided by the 20-day average closing price of our common stock in effect around the time of approval. The use of a 20-day average closing price of our common stock is to minimize the variability between the award value approved and the actual number of units granted.
(4) The values of the stock awards reflect the grant date fair value of stock awards granted during 2022 and are based on the Company’s closing price on the grant date in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023.
(5) Mr. Bobzien was awarded both the RSU grant and PSU grant on August 8, 2022.
(6) Mr. Murphy was awarded his new hire RSU grant on November 30, 2021 and his new hire PSU grant on February 15, 2022.
(7) Mr. Patterson was awarded both the RSU grant and PSU grant on July 25, 2022.
(8) Dr. Turakia was awarded both the RSU grant and PSU grant on June 6, 2022.

Annual Long Term Incentive (LTI) Awards
In February 2022, as part of its annual review of our executive compensation program, the Committee determined that long-term incentive compensation in the form of PSU awards and time-based RSU awards should be granted to our executive officers, including our then-incumbent NEOs. The Committee did not formulate a recommendation with respect to an equity award for our CEO as that had been determined as part of the negotiations of the Blackford Employment Letter (as defined below) in September 2021. Further, the Committee also determined that, for each executive officer (other than the CEO) the 2022 equity award value would be granted 50% in a PSU award and 50% in a RSU award. The Committee also approved the aggregate target value of each executive officer’s equity award, including the design and performance metrics for the PSU awards. The Committee differentiates the award value of our incumbent NEOs based on the review of the competitive market data for their respective positions and the size of any previously granted equity awards.
The annual equity awards granted to our incumbent NEOs in February 2022 which, in the case of the PSU awards, represent the target number of units eligible to be earned based on target performance, were as follows:

	RSU (1)			PSU				Total
NEO	RSU Target Value (2)	RSU Aggregate Grant Date Fair Value (3)	RSU # of Units	PSU Target Value (2)	PSU Aggregate Grant Date Fair Value (3)	PSU # of Units	Performance Metrics	Total Target Value (2)	Total Aggregate Grant Date Fair Value (3)
Quentin Blackford	$—	$—		$5,000,000	5,787,285	40,159	Unit Volume CAGR and Relative TSR Modifier	$5,000,000	$5,787,285
Douglas Devine	$925,000	$957,512	7,422	$925,000	$957,512	7,422	Unit Volume CAGR	$1,850,000	$1,915,024
Patrick Murphy	$750,000	$776,382	6,018	$750,000	$776,382	6,018	Unit Volume CAGR	$1,500,000	$1,552,764
(1) RSU vest schedule is 25% annually over four years.
(2) Target Value was determined by the Compensation Committee. The total number of units subject to a PSU award and a RSU award was equal to the Target Value divided by the 20-day average closing price of our common stock in effect around the time of approval. The use of a 20-day average closing price of our common stock is to minimize the variability between the award value approved and the actual number of units granted.
(3) The values of the stock awards reflect the grant date fair value of stock awards granted during 2022 and are based on the Company’s closing price on the grant date in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023.
PSU Awards: 2022-2024 Cycle
The actual number of PSUs that will be eligible to vest will be determined based on the company’s Unit Volume CAGR results measured for the performance period commencing on January 1, 2022 and ending on December 31, 2024, subject to the NEO’s continued employment through March 15, 2025. In addition, for the CEO’s PSU award, the eligible PSUs earned will be further adjusted based on achievement of TSR versus S&P Healthcare Equipment Select Industry Index.
Unit Volume CAGR
The units subject to the PSU awards are to be earned to the extent that we achieve pre-established threshold, target and maximum performance levels for the cumulative three-year CAGR in our unit volume (Worldwide, XT, AT, Silent AF) over a performance period beginning on January 1, 2022, and ending on December 31, 2024, as follows:

Percentage of Target Performance Level Achieved	Percent of Target Units to be Earned
72% of target CAGR level	50% of Target
100% of target CAGR level	100% of Target
128% of target CAGR level	200% of Target

The unit performance measure for this PSU award is not disclosed because we believe to do so would be competitively harmful, as it would give competitors insight into our strategic and financial planning processes. Our performance measures were set to ensure they were stretch targets for participants that would not pay out below a minimum growth target and would drive positive shareholder return. For the three-year period from 2022 through 2024, we have maintained the same growth rate minimum, target and max thresholds as in prior plan years, despite starting at a higher volume than in prior years.

The exact number of earned units will be determined using linear interpolation based on our actual unit volume CAGR if it falls between the threshold and maximum performance achievement levels set forth in the table above. Each unit granted pursuant to the PSU awards represents a contingent right to receive one share of our common stock for each unit earned during the performance period.
TSR Modifier – CEO PSU
For the CEO’s PSU award, the number of units earned based on the CAGR Unit Volume actual results will be further adjusted for certain levels of achievement of TSR by the Company as compared to the TSR achieved by the companies comprising the S&P Healthcare Equipment Select Industry Index as in effect on the last day of the performance period. The adjustment will be based on the percentage derived from the table below, which percentage depends on the percentile ranking of the Company’s TSR within the Index.

Company TSR Percentile Rank within the Index	Percentage by which Earned PSUs are Adjusted +/-
At or below 25%	Decrease by 25%
At 50%	No Change
At or above 75%	Increase by 25%

To the extent that the company’s TSR results for the performance period fall between any levels set forth in the table above, the percentage adjustment to the number of units will be determined based on linear interpolation using the company TSR percentile rank amount in the table that is greater than but closest to the company’s results and the amount in the table that is less than but closest to the company’s results, and their corresponding percentages by which the units are decreased or increased.
PSU Awards: 2020-2022 Cycle Payout
In February 2023, the Committee certified the achievement of the Company’s CAGR Unit Volume for the performance period commencing on January 1, 2020 and ending on December 31, 2022 and approved a payout of 75.14% of target.
RSU Awards
The time-based RSU awards vest over a four-year period, with 25% of the units subject to the awards vesting on the first anniversary of the vesting commencement date of March 1, 2022, and 25% of the units subject to the awards vesting on each of the second, third and fourth anniversaries of the vesting commencement date, contingent upon the NEO remaining continuously employed by us through each applicable vesting date. Each unit granted pursuant to the RSU awards represents a contingent right to receive one share of our common stock for each unit that vests pursuant to the awards.

The equity awards granted to our incumbent NEOs in 2022 are set forth in the “2022 Summary Compensation Table” and the “2022 Grants of Plan-Based Awards Table” below.

Benefits and Prerequisites
Our NEOs are eligible to receive the same benefits available to all employees generally, subject to the satisfaction of specific eligibility requirements. These benefits include flexible spending accounts, medical, dental, and vision benefits, business travel insurance, employee assistance program, basic life insurance, accidental death and dismemberment insurance, short- and long-term disability insurance, and commuter benefits. In structuring these programs, we seek to provide an aggregate level of benefit offerings comparable to similar companies, compliant with applicable laws, and affordable to employees.

We continue to maintain a tax-qualified Section 401(k) retirement savings plan (the “401(k) Plan”) that provides eligible employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. In 2022, we offered eligible participants a discretionary matching contribution to the 401(k) Plan. We may make an employer contribution to each eligible employee each year—all participants’ interests in the matching contributions vest immediately from the time of contribution. Pre-tax contributions are allocated to each participant’s account and invested in selected investment alternatives according to the participants’ directions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code (the “Code”). As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to employees until distributed from the 401(k) Plan. All contributions are deductible by us when made.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other unique benefits to our NEOs, except as made available to our employees generally or in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective and for recruitment and retention purposes. During 2022, our NEOs did not receive perquisites or other personal benefits that were, in the aggregate, $10,000 or more.
Employment Arrangements
We have entered into written employment offer letters with each of our NEOs that provide for “at will” employment, meaning that either we or the NEO may terminate the employment relationship at any time without cause. In addition, each of these letters required the executive to execute our standard At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement. For detailed descriptions of the employment offer letters of our NEOs, see “Potential Payments upon Termination or Change in Control” below.

Executive Officer Employment Agreements
Quentin Blackford
We entered into an employment offer letter in October 2021 with Quentin Blackford, our President and Chief Executive Officer. The letter has no specific term and provides for at-will employment. Mr. Blackford’s current annual base salary is $650,000 and he is eligible to receive an annual performance bonus for fiscal year 2022 with the target amount determined as 100% of Mr. Blackford’s annual base salary and the actual bonus amount to be determined based upon achievement of a mix of company and individual performance objectives pursuant to the company’s Executive Incentive Compensation Plan discussed above. Mr. Blackford also received a $675,000 signing bonus.
Brice Bobzien
We entered into an employment offer letter in July 2022, our Chief Financial Officer. The letter has no specific term and provides for at-will employment. Mr. Day’s current annual base salary is $400,000 and he is eligible to receive an annual performance bonus for fiscal year 2022 with the target amount determined as 60% of Mr. Bobzien’s annual base salary and the actual bonus amount to be determined based upon achievement of a mix of company and individual performance objectives pursuant to the Company’s Executive Incentive Compensation Plan as discussed above.
Douglas Devine
We entered into an employment offer letter in June 2020 with Douglas J. Devine, our Chief Financial Officer. The letter has no specific term and provides for at-will employment. Mr. Devine’s current annual base salary is $450,000 and he is eligible to receive an annual performance bonus for fiscal year 2021 with the target amount determined as 60% of Mr. Devine’s annual base salary and the actual bonus amount to be determined based upon achievement of a mix of Company and individual performance objectives pursuant to the Company’s Executive Incentive Compensation Plan as discussed above. Mr. Devine also received a $150,000 signing bonus.

Patrick Murphy
We entered into an employment offer letter in November 2021 with Patrick Murphy, our Chief Business Officer and Chief Legal Officer. The letter has no specific term and provides for at-will employment. Mr. Murphy’s current annual base salary is $440,000 and he is eligible to receive an annual performance bonus for fiscal year 2022 with the target amount determined as 60% of Mr. Murphy’s annual base salary and the actual bonus amount to be determined based upon achievement of a mix of company and individual performance objectives pursuant to the Company’s Executive Incentive Compensation Plan as discussed above. Mr. Murphy also received a $478,500 signing bonus.
Chad Patterson
We entered into an employment offer letter in July 2022 with Chad Patterson our Chief Commercial Officer. The letter has no specific term and provides for at-will employment. Mr. Patterson’s current annual base salary is $450,000 and he is eligible to receive an annual performance bonus for fiscal year 2022 with the target amount determined as 60% of Mr. Patterson’s annual base salary and the actual bonus amount to be determined based upon achievement of a mix of company and individual performance objectives pursuant to the Company’s Executive Incentive Compensation Plan as discussed above.
Minang Turakhia
We entered into an employment offer letter in April 2022 with Minang Turakhia, our Chief Science Officer and Chief Medical Officer. The letter has no specific term and provides for at-will employment. Dr.Turakhia’s current annual base salary is $425,000 and he is eligible to receive an annual performance bonus for fiscal year 2022 with the target amount determined as 60% of Dr.Turakhia’s annual base salary and the actual bonus amount to be determined based upon achievement of a mix of company and individual performance objectives pursuant to the Company’s Executive Incentive Compensation Plan as discussed above. Dr. Turakhia also received a $500,000 signing bonus.

Post-Employment Compensation Arrangements
We have adopted the Executive Change in Control and Severance Policy (the “Executive CIC Policy”) which provides severance and change in control payments and benefits to all Vice Presidents and above, including our NEOs. Under the Executive CIC Policy, the rights of our executives with respect to the receipt of payments and benefits upon an involuntary termination of employment, including an involuntary termination of employment in connection with a change in control of the company, were established on a uniform basis. We believe that reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executives. The Committee does not consider the specific amounts payable under these post-employment compensation arrangements, however, when determining the annual compensation of our executive officers, including our NEOs.
The Executive CIC Policy serves several objectives as it eliminates the need to negotiate post-employment compensation arrangements on a case-by-case basis. It acts as an incentive for our executives to remain employed with us and stay focused on their responsibilities during the potential or negotiation of a change-in-control transaction, which preserves our value and the potential benefits to be received by our stockholders from the transaction. Finally, this approach supports administrative efficiency because it requires less time and expense to administer than individual agreements.
Our post-employment compensation arrangements are designed to provide reasonable compensation to our executives if their employment is terminated under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
These post-employment compensation arrangements also contain certain specified payments and benefits in the event of an involuntary termination of employment in connection with a change in control of the company. We believe these arrangements align the interests of our NEOs and our stockholders when considering our long-term future. The primary purpose of these arrangements in the case of a change in control of the company is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss.

In determining payment and benefit levels under the various circumstances covered by the post-employment compensation arrangements with our executives, the Committee has drawn a distinction between voluntary terminations of employment without good reason, terminations of employment for cause and involuntary terminations of employment without cause or voluntary terminations of employment for good reason, both in connection with and not involving a change in control of the company.
All payments and benefits in the event of a change in control of the company are payable only if there is a subsequent loss of employment (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention power following a change in control of the company and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction.
In the event of a change in control of the company, to the extent Section 280G or 4999 of the Code is applicable to an executive officer, including a NEO, such individual is entitled to receive either payment of the full amounts specified in the Executive CIC Policy to which he or she is entitled or payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in him or her receiving a higher amount after taking into account all federal, state and local income, excise and employment taxes.
We do not provide excise tax payments (or “gross-ups”) relating to a change in control of the company and have no such obligations in place with respect to any of our executive officers, including our incumbent NEOs. For detailed descriptions of the post-employment compensation arrangements maintained with our incumbent NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.
Potential Payments Upon Termination or Change in Control
In August 2019, the Committee (and, with respect to our CEO, the independent members of our board of directors) approved a new Severance and Change in Control Policy (the “Severance Policy”) effective September 2019, which provides a standardized approach for the receipt of severance and change in control payments and benefits by certain employees, including our NEOs. Under this approach, the rights of our executives with respect to the receipt of payments and benefits upon an involuntary termination of employment, including an involuntary termination of employment in connection with a change in control of the company, were established on a uniform basis. Generally, the Severance Policy replaced the individual Change of Control and Severance Agreements which we had previously entered into with our NEOs, which had expired at the completion of their two-year term in September 2019.
Under the Severance Policy, if, within the period commencing three months prior to and ending 12 months following a “change of control” (such period, the “Change in Control Period”), we terminate the employment of the applicable employee other than for “cause,” death or “disability,” or the employee resigns for “good reason” (as such terms are defined in the Severance Policy) and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) a lump sum severance payment equal to the payment of employee’s base salary, at the highest rate in effect during the term of the agreement, for 24 months for Mr. Blackford, and 15 months for Messrs. Bobzien, Devine, Murphy, Patterson and Turakhia, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the employee and the employee’s dependents for up to 24 months for Mr. Blackford, and 15 months for Messrs. Bobzien, Devine, Murphy, Patterson and Turakhia, (iii) a lump sum payment equal to 150% of target bonus in effect for the fiscal year in which termination occurs for Mr. Blackford, and 100% of target bonus for Messrs. Bobzien, Devine, Murphy, Patterson and Turakhia, and (iv) accelerated vesting as to 100% of the employee’s outstanding unvested equity awards (if vesting depends on achievement of performance criteria, then assuming performance criteria has been achieved at target levels).

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our eligible named executive officers in accordance with the Severance Policy, with no change in control and with change in control in effect on December 31, 2022. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2022, and the price per share of our common stock is the closing price on the Nasdaq Global Select Market as of December 30, 2022, the last trading day in fiscal year 2022 ($93.67). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Named Executive Officer	Termination of Employment No Change-of-Control			Termination of Employment Change-of-Control
	Severance Payment ($)	Medical Benefits Continuation ($)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($)	Total ($)
Quentin S. Blackford	$975,000	$50,834	$1,025,834	$1,300,000	$67,780	$17,863,323	$19,231,103
Brice Bobzien	$400,000	$38,981	$438,981	$500,000	$48,726	$2,638,946	$3,187,672
Douglas J. Devine	$500,000	$35,828	$535,828	$625,000	$44,785	$3,649,631	$4,319,416
Patrick M. Murphy	$440,000	$38,981	$478,981	$550,000	$48,726	$6,109,179	$6,707,905
Chad Patterson	$450,000	$33,890	$483,890	$562,500	$42,362	$5,484,235	$6,089,097
Minang Turakhia, M.D., M.S.	$425,000	$37,224	$462,224	$531,250	$46,530	$2,898,438	$3,476,218
Transition and Consulting Agreements with Mr. Devine
In connection with a Resignation and Release Agreement, Mr. Devine, our former Chief Operating Officer, separated employment with us on March 10, 2023, and we entered into a transition and consulting agreement (the “Consulting Agreement”) with Mr. Devine, whereby, we retained him as an independent contractor to perform services for a certain period following March 10, 2023, and he agreed to perform such services pursuant to the terms of the Consulting Agreement. In consideration for his fulfillment of the terms and conditions of the Consulting Agreement, we agreed to the following:
•Mr. Devine is eligible to receive an award in cash (12 months base salary and a one-time bonus of $69,000) in 2023 pursuant to the terms and conditions of the Change of Control and Severance Agreement and our Executive CIC Policy, subject to his remaining a “service provider” through the date of payment;
•We agreed to reimburse Mr. Devine for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to his termination) until the earlier of: (i) the date upon which he and/or his eligible dependents become covered under similar plans, or (ii) April 30, 2024; and
•Mr. Devine will continue to be eligible to vest in each outstanding equity award held by him to purchase or receive shares of the company's common stock in accordance with the terms and conditions of the applicable award agreements.
Other Compensation Policies and Practices
Stock Ownership Guidelines
We have adopted stock ownership guidelines to help ensure that our executive officers, including our NEOs, and the non-employee members of our board of directors maintain a meaningful equity stake in the company. We believe that these guidelines encourage the executive officers and directors to act as owners, thereby better aligning their interests with those of the company’s stockholders. All executives (and directors) are in compliance with the stock ownership guidelines.
Each non-employee director is expected to accumulate and hold a number of shares of the company’s common stock with an aggregate value equal to at least three times the value of the annual cash retainer fees for service on the board of directors and maintain this minimum amount of stock ownership throughout the tenure on the board of directors. The value of the annual base retainer does not include the value of any retainers for committee service, chair fees, travel expenses, reimbursements or per meeting fees.

The CEO is expected to accumulate and hold a number of shares of the company’s common stock with an aggregate value at least equal to three times the value of his annual base salary and to maintain this minimum amount of stock ownership throughout his tenure as the CEO.
Each officer subject to Section 16 of the Exchange Act (a “Section 16 Officer”) is expected to accumulate and hold a number of shares of the company’s common stock with an aggregate value at least equal to two times the value of such Section 16 Officer’s annual base salary and to maintain this minimum amount of stock ownership throughout his or her tenure as an executive officer.
Non-employee directors and Section 16 Officers are expected to achieve the applicable level of ownership within five years from the date the applicable individual becomes a non-employee director or Section 16 Officer of the company (whether through being newly appointed, hired or promoted, as applicable).
Compensation Recovery Policy
We have adopted a compensation recovery (“clawback”) policy (the “Clawback Policy”) effective as of February 1, 2020, that applies to any current or former Section 16 Officer at any time during the Clawback Period (as defined below). The Clawback Policy provides that, in the event of the restatement of any financial reporting required under the securities laws or other similar laws or regulations, our board of directors (or applicable committee thereof) will take such remedial and recovery actions as it deems appropriate, which may include requiring the forfeiture or reimbursement of the portion of any cash-based or equity-based compensation received by the Section 16 Officer that was in excess of the amount that he or she would have received had our financial results been calculated under the restated financial statements, provided that such compensation was paid to, awarded to, or vested in (or became eligible to vest in) Section 16 Officer during the fiscal year of the restatement or during one of the three prior full fiscal years (the “Clawback Period”).
In addition, the Clawback Policy provides that, in the event of a violation of any material company policy or code of conduct or fraud, in either instance resulting in demonstrable material injury, damage or reputational harm to us, our board of directors (or applicable committee thereof) will take such remedial and recovery actions as it deems appropriate with respect to any cash-based compensation or equity-based compensation paid to, awarded to, or vested in (or became eligible to vest in) a Section 16 Officer during the Clawback Period including, but not limited to, the forfeiture or reimbursement of an amount as reasonably determined by our board of directors equal to the amount of demonstrable financial loss, reputational damage or similar adverse impact suffered by us as a result of the misconduct.
On October 26, 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to timely amend and restate our Clawback Policy, or adopt a new policy, to reflect these new requirements.
Policy Prohibiting Hedging and Pledging of Equity Securities
Under our Insider Trading Policy, all employees including our NEOs, and the non-employee members of our board of directors, are prohibited from engaging in “short sales” and from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities. This latter prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding company securities. In addition, all employees including our NEOs, and the non-employee members of the board of directors are prohibited from pledging company securities as collateral for a loan or holding such securities in a margin account.
CEO Pay Ratio
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Act that requires U.S. publicly traded companies to disclose the ratio of their Principal Executive Officer’s compensation to that of their median employee. For this required disclosure, Quentin S. Blackford, our President and Chief Executive Officer is considered to be our Principal Executive Officer (“PEO”).

For fiscal year 2022:
•the annual total compensation of Quentin Blackford was $7,289,360; and
•the estimated median of the annual total compensation of all employees of our company, other than Mr. Blackford, was $75,416.
Based on this information, for 2022 the ratio of the annual total compensation of Mr. Blackford, our President and PEO, to the median of the annual compensation of all employees was 96.7 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.
To identify the median employee, we used the base salary for all of our employees, excluding our PEO, who were employed by us on December 31, 2022. We included full-time, part-time, and temporary employees. Since the time at which we selected our median employee, there has been no significant change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as shown in the “2022 Summary Compensation Table” below.
Stockholder Advisory Vote on Named Executive Compensation
At our 2022 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). Approximately 84.3% of the votes cast approved our executive compensation program for 2021. The Committee evaluated the results of the 2022 Say-on-Pay vote and believes the strong stockholder support signals approval of the current pay programs. The Committee also considers many other factors in evaluating the company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the assessment of the alignment of the executive compensation programs with the company’s corporate business objectives, evaluations of the programs by the Committee’s independent compensation adviser, and review of peer group data, each of which is evaluated in the context of the board of director’s fiduciary duty to act in stockholders’ best interests. While each of these factors bore on the Committee’s decisions regarding the NEOs’ compensation, the Committee determined not to implement significant changes to the executive compensation program for 2022.
We value the opinion of our stockholders and will continue to hold annual Say-on-Pay votes like we have since 2019. Our board of directors and the Committee will continue to consider the results of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers.
Compensation and Human Capital Management Committee Report
The Compensation and Human Capital Management Committee (the “Compensation Committee”) has reviewed and discussed the section titled “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in this Proxy Statement.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Karen Ling (Chair)
Abhijit Y. Talwalkar
Cathleen Noel Bairey Merz, M.D.

2022 Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for the years ended December 31, 2022, 2021 and 2020:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Quentin S. Blackford; President and Chief Executive Officer (6)	2022	650,000	675,000	5,787,285	829,000	—	7,941,285
	2021	162,500	—	9,078,651	—	195	9,241,346
Brice Bobzien, Chief Financial Officer (7)	2022	153,846	—	3,031,002	295,200	385	3,480,433
Douglas Devine; former Chief Operating Officer and former Chief Financial Officer.	2022	500,000	—	1,915,024	300,000	—	2,715,024
	2021	512,952	—	4,558,007	605,248	3,500	5,679,707
	2020	231,923	—	3,084,486	173,984	—	3,490,393
Patrick Murphy; Chief Business Officer and Chief Legal Officer (8)	2022	440,000	478,500	4,057,106	357,200	5,000	5,337,806
	2021	375,865	—	1,049,451	168,163	—	1,593,479
Chad Patterson; Chief Commercial Officer (9)	2022	190,385	—	6,215,223	332,100	—	6,737,708
Minang Turakhia; Chief Medical Officer, Chief Scientific Officer and EVP, Product Innovation (10)	2022	237,019	500,000	3,274,088	261,400	5,000	4,277,507
__________________________________________
(1)Represents sign on bonuses paid pursuant to the offer letters for Mr. Blackford, Mr. Murphy and Dr. Turakhia.
(2)The values of the stock awards reflect the grant date fair value of stock awards granted computed in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023. Mr. Blackford’s 2022 PSU award includes a TSR component, and the fair value was based on the Monte Carlo simulation valuation method to reflect the likelihood of achievement of the performance conditions.
(3)The grant date fair value of stock awards assuming the maximum potential value of performance-based awards granted in 2022 is as follows: $14.5 million for Mr. Blackford; $3.0 million for Mr. Bobzien, $1.9 million for Mr. Devine; $5.0 million for Mr. Murphy, $6.2 million for Mr. Patterson and $3.3 million for Dr. Turakhia.
(4)The amounts in the Non-Equity Incentive Plan Compensation column for 2022, 2021, and 2020 for all NEOs were paid in March 2023, March 2022, and March 2021, respectively, pursuant to our 2022, 2021, and 2020 Annual Bonus Plans, respectively, as described in the section below titled “Executive Compensation—Non-Equity Incentive Plan Compensation.”
(5)All other compensation includes company paid portion of the health plan, group term life, wellness plan , 401K matching of up to $5,000 per year.
(6)Mr. Blackford started in October 2021; amounts reflect the pro rata portion of salary paid based on his period of service for 2021. Mr. Blackford was not eligible for an annual bonus in 2021.
(7)Mr. Bobzien started in August 2022; amounts reflect the pro rata portion of his paid based on his period of service for 2022. Pursuant to his offer letter, Mr. Bobzien was eligible to receive a full-year bonus (not pro-rated based on his period of service) for 2022.
(8)Mr. Murphy started in November 2021; amounts reflect the pro rata portion of his salary and bonus paid based on his period of service for 2021.
(9)Mr. Patterson started in July 2022; amounts reflect the pro rata portion of his salary paid based on his period of service for 2022. Pursuant to his offer letter, Mr. Patterson was eligible to receive a full-year bonus (not pro-rated for his period of service) for 2022.
(10)Dr. Turakhia started in June 2022; amounts reflect the pro rata portion of his salary and bonus paid based on his period of service for 2022.

2022 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made for the year ended December 31, 2022, for each of our NEOs under any compensation plan. This information supplements the information about these awards set forth in the “2022 Summary Compensation Table.”

		Estimated Possible Payouts Under 2022 Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of RSUs Granted	Grant Date Fair Value of Stock Awards ($)(3)
Quentin Blackford
2022 Annual Bonus Plan Award		—	650,000	968,500	—	—	—	—	—
2022 PSU’s	2/16/2022	—	—	—	20,079	40,159	100,398	40,159	—
Brice Bobzien
2022 Annual Bonus Plan Award		—	240,000	295,200	—	—	—	—	—
2022 PSUs	8/8/2022	—	—	—	5,064	10,129	20,258	—	—
2022 RSUs	8/8/2022	—	—	—	—	—	—	10,129	1,515,501
Douglas Devine
2022 Annual Bonus Plan Award		—	300,000	447,000	—	—	—	—	—
2022 PSUs	2/15/2022	—	—	—	3,711	7,422	14,844	—	—
2022 RSUs	2/15/2022	—	—	—	—	—	—	7,422	957,512
Patrick Murphy
2022 Annual Bonus Plan Award		—	264,000	393,360	—	—	—	—	—
2022 PSUs	2/15/2022	—	—	—	3,009	6,018	12,036	—	—
2022 RSUs	2/15/2022	—	—	—	—	—	—	6,018	776,382
Chad Patterson
2022 Annual Bonus Plan Award		—	270,000	402,300	—	—	—	—	—
2022 PSUs	7/25/2022	—	—	—	10,525	21,050	42,100	—	—
2022 RSUs	7/25/2022	—	—	—	—	—	—	21,050	3,107,612
Minang Turakhia
2022 Annual Bonus Plan Award		—	212,500	316,625	—	—	—	—	—
2022 PSUs	6/6/2022	—	—	—	5,562	11,125	22,250	—	—
2022 RSUs	6/6/2022	—	—	—	—	—	—	11,125	1,637,044
__________________________
(1)Amounts in the “Estimated Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive opportunities under our 2022 Annual Bonus Plan based upon the combined achievement of corporate and individual performance goals over fiscal year 2022. The actual amounts paid to our named executive officers are set forth in the “2022 Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the section titled “Compensation Discussion and Analysis – Target Annual Cash Bonus Opportunities.” Because the individual performance multipliers can range from 0-115%, the 2022 Annual Bonus Plan does not have a threshold level of performance.
(2)Represents the hypothetical payments possible under our NEOs’ respective 2022 PSUs as described in the section entitled “Compensation Discussion and Analysis—Individual Compensation Elements—Annual Long-Term (LTI) Awards." The 2022 PSUs are earned upon achievement of the Corporate Performance Measure. In addition, Mr. Blackford’s 2022 PSU will be further adjusted based on achievement of TSR versus S&P Healthcare Equipment Select Industry Index. For the NEOs other than Mr. Blackford, the threshold, target and maximum column under the header "Estimated Future Payouts Under Equity Incentive Plan Awards" represent achievement at of the Corporate Performance Measure at 72%, 100% and 128%, respectively. For Mr.Blackford’s award, the threshold, target and maximum represent achievement of the Corporate Performance Measure at 72% and the TSR percentile rank at or below 25%; Corporate Performance Measure at 100% and TSR percentile rank at 50%; and Corporate Performance Measure at 128% and TSR percentile rank at or above 75%.
(3)The values of the stock awards reflect the grant date fair value of stock awards granted under our 2016 Equity Incentive Plan during 2022 and are based on the Company’s closing price on the grant date in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table presents, for each of our named executive officers, information regarding restricted stock units as of December 31, 2022.

Name	Grant Date (1)	Vesting Commencement Date	Stock Awards
			Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Number of Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($) (2)

Quentin Blackford
	2/16/2022 (3)	3/15/2025	—	—	40,159	3,761,694
	10/5/2021(4)	3/15/2024		—	50,989	4,776,140
	10/5/2021 (5)	10/5/2021	76,484	7,164,256	—	—
Brice Bobzien
	8/8/2022 (7)	3/15/2025			10,129	948,783
	8/8/2022 (5)	8/8/2022	10,129	948,783	—	—
Douglas Devine
	2/15/2022 (7)	3/15/2025	—	—	7,422	695,219
	2/15/2022 (5)	2/15/2022	7,422	695,219	—	—
	3/1/2021 (4)	3/15/2024	—	—	4,430	414,958
	3/1/2021 (5)	3/1/2021	3,322	311,172	—	—
	8/4/2020 (6)	3/15/2023		—	9,123	854,551
	8/4/2020 (5)	8/4/2020	4,561	427,229	—	—
Patrick Murphy
	2/15/2022 (7)	3/15/2025	—	—	14,559	1,363,742
	2/15/2022 (5)	2/15/2022	6,018	563,706	—	—
	2/15/2022 (4)	3/15/2024	—	—	6,018	563,706
	11/30/2021 (5)	11/30/2021	14,559	1,363,742	—	—
Chad Patterson
	7/25/2022 (7)	3/15/2025	—	—	21,050	1,971,754
	7/25/2022 (5)	7/25/2022	21,050	1,971,754	—	—
Minang Turakhia
	6/6/2022 (7)	3/15/2025	—	—	11,125	1,042,079
	6/6/2022 (5)	6/06/2022	11,125	1,042,079	—	—
________________________
(1)Each of the outstanding equity awards was granted pursuant to our 2016 Equity Incentive Plan.
(2)The market value of unvested equity awards as of December 31, 2022 is calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on December 30, 2022, which was $93.67.
(3)Represents the target number of shares that remain eligible to be earned as of December 31, 2022. Up to 250% of the performance shares of our common stock subject to this award are eligible to vest by March 15, 2025.
(4)Represents the target number of shares that remain eligible to be earned as of December 31, 2022. Up to 200% of the performance shares of our common stock subject to this award are eligible to vest by March 15, 2024.
(5)25% to vest one year from the grant date and 25% at each of the next three years.
(6)Represents the target number of shares that remain eligible to be earned as of December 31, 2022. Up to 200% of the performance shares of our common stock were eligible to vest by March 15, 2023.
(7)Represents the target number of shares that remain eligible to be earned as of December 31, 2022. Up to 200% of the performance shares of our common stock are eligible to vest by March 15, 2025.

2022 Stock Vested Table
The following table summarizes the vesting of stock awards for each our NEOs during the year ended December 31, 2022.

	Stock Awards
	Number of Shares Acquired on Vesting #	Value Realized on Vesting $ (1)
Quentin Blackford	25,495	3,232,001
Brice Bobzien	—	—
Douglas Devine	29,341	3,530,306
Patrick Murphy	4,853	525,920
Chad Patterson	—	—
Minang Turakhia	—	—
__________________________
(1)Based on the market price of our common stock on the vesting date or last trading date, multiplied by the number of shares vested.
Pension Benefits and Nonqualified Deferred Compensation
We do not provide a defined benefit pension plan for our employees, and none of our Named Executive Officers participated in a nonqualified deferred compensation plan in 2022.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for remuneration paid to certain executives to $1 million per executive officer per year. To maintain flexibility to compensate our executive officers in a manner designed to promote short-term and long-term corporate goals and objectives, the Committee has not adopted a policy that all compensation must be deductible. The Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense. Thus, the Committee may approve compensation for our NEOs that may not be fully deductible because of the deduction limit of Section 162(m) when it believes that such compensation is consistent with the goals of our executive compensation program and is in the best interests of the company and our stockholders.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for stock-based compensation awards. FASB ASC Topic 718 requires the measurement of compensation expense for all share-based payment awards made to employees and the non-employee members of our board of directors, including options to purchase shares of common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Limitations on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”). Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions of our amended and restated certificate of incorporation and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

Year	Summary Compensation Table Total for Kevin King[1] ($)	Summary Compensation Table Total for Michael Coyle[2] ($)	Summary Compensation Table Total for Douglas Devine[3,5] ($)	Summary Compensation Table Total for Quentin Blackford[4] ($)	Compensation Actually Paid to Kevin King[1,6] ($)	Compensation Actually Paid to Michael Coyle[2,6] ($)	Compensation Actually Paid to Douglas Devine[3,5,6] ($)	Compensation Actually Paid to Quentin Blackford[4,6] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[5] ($)	Average Compensation Actually Paid to Non-PEO NEOs[5,6] ($)
(a)	(b)	(b)	(b)	(b)	(c)	(c)	(c)	(c)	(d)	(e)
2022	—	—	—	7,259,859	—	—	—	4,565,129	4,422,956	4,044,855
2021	30,709	461,422	5,699,043	9,241,346	(9,810,498)	461,422	2,902,001	18,165,499	3,360,713	136,903
2020	4,885,062	—	—	—	24,257,924	—	—	—	1,769,376	6,988,690

Year	Value of Initial Fixed $100 Investment based on:[7]		Net Income ($ Millions)	Revenue[8] ($ Millions)
	TSR ($)	Peer Group TSR ($)
(a)	(f)	(g)	(h)	(i)
2022	137.57	113.65	(116)	411
2021	172.84	126.45	(101)	323
2020	348.38	126.42	(44)	265

(1)    Kevin King was our President and Chief Executive Officer from July 2012 through January 11, 2021.
(2)    Michael Coyle was our President and Chief Executive Officer from January 12, 2021, through June 1, 2021.
(3)    Douglas Devine was our Interim Chief Executive Officer from June 1, 2021, through October 3, 2021. Mr. Devine also served as our Chief Financial Officer from June 2020 until August 2022. In accordance with Item 402(v) of Regulation S-K, this table and the accompanying narrative present Mr. Devine as a PEO for 2021 and a Non-PEO NEO for 2020 and 2022.
(4)    Quentin Blackford has been our President and Chief Executive Officer since October 4, 2021.
(5)    The individuals comprising the Non-PEO NEOs for each year are listed below. As described above, this table and the accompanying narrative present Mr. Devine as a PEO for 2021 and a Non-PEO NEO for 2020 and 2022.

2020	2021	2022
Douglas Devine	Mark Day	Douglas Devine
Mark Day	Daniel Wilson	Brice Bobzien
Matthew Garrett	David Vort	Patrick Murphy
Daniel Wilson		Chad Patterson
David Vort		Minang Turakhia
(6)    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. With respect to Mr. Coyle’s 2021 compensation, no adjustments from the Summary Compensation Table total were needed to calculate his Compensation Actually Paid.

Year	Summary Compensation Table Total for Kevin King ($)	Exclusion of Stock Awards for Kevin King ($)	Inclusion of Equity Values for Kevin King ($)	Compensation Actually Paid to Kevin King ($)
2021	30,709	—	(9,841,207)	(9,810,498)
2020	4,885,062	(3,494,769)	22,867,631	24,257,924

Year	Summary Compensation Table Total for Douglas Devine ($)	Exclusion of Stock Awards for Douglas Devine ($)	Inclusion of Equity Values for Douglas Devine ($)	Compensation Actually Paid to Douglas Devine ($)
2021	5,699,043	(4,558,057)	1,761,015	2,902,001

Year	Summary Compensation Table Total for Quentin Blackford ($)	Exclusion of Stock Awards for Quentin Blackford ($)	Inclusion of Equity Values for Quentin Blackford ($)	Compensation Actually Paid to Quentin Blackford ($)
2022	7,259,859	(5,787,285)	3,092,554	4,565,129
2021	9,241,346	(9,078,651)	18,002,804	18,165,499

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	4,422,956	(3,698,489)	3,320,388	4,044,855
2021	3,360,713	(2,663,369)	(560,441)	136,903
2020	1,769,376	(1,326,682)	6,545,996	6,988,690
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Kevin King ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Kevin King ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Kevin King ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Kevin King ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Kevin King ($)	Total - Inclusion of Equity Values for Kevin King ($)
2021	111,923	(3,142,539)	—	(2,200,824)	(4,609,767)	(9,841,207)
2020	12,029,686	10,488,005	—	349,940	—	22,867,631

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Douglas Devine ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Douglas Devine ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Douglas Devine ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Douglas Devine ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Douglas Devine ($)	Total - Inclusion of Equity Values for Douglas Devine ($)
2021	4,097,025	(1,940,348)	—	(395,662)	—	1,761,015

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Quentin Blackford ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Quentin Blackford ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Quentin Blackford ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Quentin Blackford ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Quentin Blackford ($)	Total - Inclusion of Equity Values for Quentin Blackford ($)
2022	6,700,517	(3,839,457)	—	231,494	—	3,092,554
2021	18,002,804	—	—	—	—	18,002,804

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	3,538,871	(224,870)	—	6,387	—	3,320,388
2021	1,886,257	(1,718,016)	—	(728,682)	—	(560,441)
2020	2,902,502	2,998,304	—	645,190	—	6,545,996

(7)    The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(8)    We determined revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our revenue during the three most recently completed fiscal years.
Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the NASDAQ Biotechnology Index over the same period.

Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO NEOs for 2022 to Company performance. The measures in this table are not ranked.

Revenue
Adjusted EBITDA
Unit volume growth
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise or release of outstanding securities (#)	Weighted-average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (2)	2,475,995	$43.00	7,552,957	(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	2,475,995	$43.00	7,552,957

(1)    The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of restricted stock units, since restricted stock units have no exercise price.
(2)    Includes our (i) 2016 Equity Incentive Plan (the “2016 EIP”), (ii) 2016 Employee Stock Purchase Plan (the “2016 ESPP”) and (iii) 2006 Stock Plan.
(3)    Includes (i) 2,299,247 shares subject to outstanding awards granted under the 2016 EIP, of which 273,528 shares were subject to outstanding options and 2,025,719 shares were subject to outstanding restricted stock unit awards and (ii) 54,665 shares subject to outstanding awards granted under the 2006 Stock Plan, of which 54,665 shares were subject to outstanding options and no shares were subject to outstanding restricted stock unit awards.
(4)    As of December 31, 2022, there were 5,281,791 shares of common stock available for issuance under the 2016 EIP. The number of shares reserved for issuance under our 2016 EIP were not increased automatically on January 1, 2023 and would have increased automatically on the first day of January of each of 2017 through 2026 by the number of shares equal to the lesser of (i) 3,865,000 shares, (ii) 5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or (iii) a lower number approved by our board of directors. As of December 31, 2022, there were 2,084,196 shares of common stock available for issuance under the 2016 ESPP. The number of shares reserved for issuance under our 2016 ESPP were not increased automatically on January 1, 2023 and would have increased automatically on the first day of January of each of 2017 through 2036 by the number of shares equal to the less of (i) 966,062 shares, (ii) 1.5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or (iii) a lower number approved by our board of directors. As of December 31, 2022, there were 186,970 shares of common stock available for issuance under the 2006 Stock Plan. To the extent outstanding awards under the 2006 Stock Plan are forfeited, lapse unexercised, or would otherwise have been returned to the share reserve under either plan, the shares of common stock subject to such awards instead will be available for future issuance under the 2016 EIP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
From January 1, 2022 to the present, there have been no transactions, and there are currently no proposed transactions, to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest, except the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Non-Employee Director Compensation,” respectively.

Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “related person” means executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.
ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at iRhythm Technologies, Inc., 699 8th Street, Suite 600, San Francisco, California 94103, Attn: Secretary.
To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 2:00 p.m. Pacific Time on January 28, 2024 and not later than 2:00 p.m. Pacific Time on February 27, 2024. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 annual meeting of stockholders must be received by us not later than December 14, 2023 in order to be considered for inclusion in our proxy materials for that meeting.
Available Information
We will mail, without charge, upon written request, a copy of our Annual Report for the fiscal year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

iRhythm Technologies, Inc.
699 8th Street, Suite 600
San Francisco, California 94103
Attn: Secretary
The Annual Report is also available at https://investors.irhythmtech.com under “SEC Filings” in the “Financials” section of our website.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner you hold our common stock in your own name through our transfer agent, Equiniti Trust Company, or you are in possession of stock certificates: visit www.shareowneronline.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Equiniti Trust Company, our transfer agent, by phone at (800) 468-9716, or visit www.shareowneronline.com with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write our Secretary at 699 8th Street, Suite 600, San Francisco, California 94103, Attn: Secretary, telephone number (415) 632-5700.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

NON-GAAP FINANCIAL MEASURES
We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including adjusted EBITDA, adjusted net loss, adjusted net loss per share and adjusted operating expenses. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. See the schedules attached to this press release for additional information and reconciliations of such non-GAAP financial measures. We have not reconciled our adjusted operating expenses and adjusted EBITDA estimates for full year 2023 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of adjusted operating expenses and adjusted EBITDA estimates is not available without unreasonable effort.
Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, impairment and restructuring charges, and transformation costs.
We exclude the following items from non-GAAP financial measures for adjusted net loss, adjusted net loss per share and adjusted operating expenses:

•impairment and restructuring charges, and
•transformation costs to scale the organization.
OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Proxy Card

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 23, 2023 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/IRTC2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08542-P85885

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**IRHYTHM TECHNOLOGIES, INC.**

**The Board of Directors recommends you vote FOR ALL directors nominated under proposal 1:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect seven directors to serve until our 2024 Annual Meeting of Shareholders or until their successors are duly elected and qualified. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Cathleen Noel Bairey Merz, M.D.
02) Quentin S. Blackford
03) Bruce G. Bodaken
04) Karen Ling
05) Mark J. Rubash
06) Ralph Snyderman, M.D.
07) Abhijit Y. Talwalkar

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

| | For | Against | Abstain |
|---|---|---|---|
| 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. | ☐ | ☐ | ☐ |
| 3. Advisory vote to approve Named Executive Officer compensation. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V08543-P85885

## IRHYTHM TECHNOLOGIES, INC.
## Virtual Annual Meeting of Shareholders
## May 24, 2023 9:00 AM Pacific Time
## This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Quentin Blackford and Brice Bobzien, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IRHYTHM TECHNOLOGIES, INC. that the shareholder(s) is/are entitled to vote at the Virtual Annual Meeting of Shareholders to be held at 9:00 AM, Pacific Time on May 24, 2023, via live webcast at www.virtualshareholdermeeting.com/IRTC2023, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**